Filed pursuant to Rule 424(b)(3)
Registration No. 333-133377

PROSPECTUS SUPPLEMENT NO. 17

to prospectus dated July 26, 2006

DEER VALLEY CORPORATION

Up to 43,556,851 Shares

Common Stock

This prospectus supplement supplements information contained in the prospectus dated July 26, 2006 relating to the offer and sale by the selling shareholders identified in the prospectus of up to 43,556,851 shares of our common stock. This prospectus supplement includes our attached 8-K Current Events, which was filed with the U.S. Securities and Exchange Commission on October 19, 2009.

The information contained in such report is dated as of the date of such report. This prospectus supplement should be read in conjunction with the prospectus dated July 26, 2006, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus dated July 26, 2006, including any supplements or amendments thereto.

Investing in the shares involves risks and uncertainties. See “Risk Factors” beginning on page 10 of the prospectus dated July 26, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 19, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3111 W. Dr. MLK Blvd., Ste 100, Tampa, FL 33607

(Address of principal executive offices) (Zip code)

(813) 418-5250

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation, and Deer Valley Finance, Corp., a Florida corporation. Specific discussions or comments relating to Deer Valley Corporation will reference “DVC,” those relating to Deer Valley Homebuilders, Inc. will be referred to as “DVHB”, and those relating to Deer Valley Finance Corp. will be referred to as “DVFC.”

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 14, 2009, Deer Valley entered into Revolving Credit Loan and Security Agreement with Fifth Third Bank, which provides for a revolving line of credit in an amount not to exceed Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (the “$7,500,000 Loan”). The $7,500,000 Loan is evidenced by a revolving credit note and secured by accounts receivable, inventory, equipment and all other tangible and intangible personal property of Deer Valley. The purpose of the $7,500,000 Loan is to provide display model financing for dealers of the products produced by DVHB. Said financing will be provided through DVC’s new subsidiary DVFC, and administration of individual dealer loans will initially be handled by a third party administrator. The $7,500,000 Loan has a two year term and has a variable interest rate at 4.00% above LIBOR. An event of default such as non-payment of amounts when due under the loan agreement or a breach of a covenant may accelerate the maturity date of the facility. The facility provides for conditions to meet prior to each advance, including financial ratios.

On October 14, 2009, Deer Valley entered into Revolving Credit Loan and Security Agreement with Fifth Third Bank, which provides for a revolving line of credit in an amount not to exceed Five Million and No/100 Dollars ($5,000,000.00) (the “$5,000,000 Loan”). The $5,000,000 Loan is evidenced by a revolving credit note and secured by accounts receivable, inventory, equipment and all other tangible and intangible personal property of Deer Valley. The $5,000,000 Loan is to be utilized for short term working capital financing, letters of credit and as a bridge loan on financing the sale of retail units by DVHB. Said financing will be provided through DVC’s new subsidiary DVFC, and administration of individual dealer loans will initially be handled by a third party administrator. The $5,000,000 Loan has a two year term and has a variable interest rate at 2.50% above LIBOR. An event of default such as non-payment of amounts when due under the loan agreement or a breach of a covenant may accelerate the maturity date of the facility. The facility provides for conditions to meet prior to each advance, including financial ratios.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Revolving Credit Loan and Security Agreement - $7,500,000 Revolving Credit Loan

10.2	Revolving Credit Note - $7,500,000

10.3	Revolving Credit Loan and Security Agreement - $5,000,000 Revolving Credit Loan

10.4	Revolving Credit Note - $5,000,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/S/ CHARLES G. MASTERS
Name:	Charles G. Masters
Title:	President, Chief Executive Officer

Dated: October 19, 2009

Exhibit 10.1

REVOLVING CREDIT LOAN AND SECURITY AGREEMENT

$7,500,000 REVOLVING CREDIT LOAN

THIS REVOLVING CREDIT LOAN AND SECURITY AGREEMENT (the “Loan Agreement”) is made as of this      day of October, 2009, among FIFTH THIRD BANK, a Michigan banking corporation, having a mailing address of 201 East Kennedy Boulevard, Suite 1800, Tampa, Florida 33602 (the “Bank”), DEER VALLEY FINANCIAL CORP., a Florida corporation (“DVFC”), having its principal place of business at 205 Carriage Street, Guin, Alabama 35563, DEER VALLEY CORPORATION, a Florida corporation (“DVC”), having a mailing address of 3111 West Dr. MLK Boulevard, Suite 100, Tampa, Florida 33607, and DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation authorized to do business in the State of Florida (“DVHI”), having its principal place of business at 205 Carriage Street, Guin, Alabama 35563, jointly and severally (collectively the “Borrower”).

RECITALS:

WHEREAS, Borrower has applied to Bank for a revolving line of credit not to exceed SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00) (the “Loan”) to be evidenced by a revolving credit note (the “Note”) and secured by accounts receivable, inventory, equipment and all other tangible and intangible personal property of each Borrower. The Loan is to be utilized by DVFC to provide display model financing for dealers of the products produced by DVHI. The Bank has agreed to make the Loan providing certain conditions herein outlined are fully complied with.

NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

SECTION I. RECITALS; DEFINITIONS

1.1 Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

1.2 Defined Terms. As used in this Loan Agreement, the following terms shall have the following meanings:

“Accounts Receivable” shall mean all accounts receivable, book debts, notes, drafts, acceptances and other forms of obligations, now or hereafter owing to each Borrower, whether arising from the sale of goods or rendition of services (including, without limitation, any such obligation that might be characterized as an account, contract right, or general intangible under the Uniform Commercial Code as, from time to time, in effect in the State of Florida or Alabama), all of each Borrower’s rights in, to and under all purchase orders, now or hereafter received by each Borrower for goods or services, and all monies due or to become due to each Borrower under all contracts for the sale of goods or the performance of services (whether or not yet earned by performance) or in connection with any other transaction (including, without limitation, the right to receive the proceeds of said purchase orders and contracts), and all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing.

“Advance” shall mean the amount advanced by the Bank to any Borrower under the terms of this Loan Agreement and the Note.

“Affiliate” shall mean any person, corporation, association or other business entity which directly or indirectly controls, or is controlled by, or is under common control with the Borrower.

“Borrowing Base” shall mean, at any date of determination thereof (which date of determination shall be in the Bank’s sole discretion) an amount equal to the sum of: (a) 75% of Eligible Accounts Receivable aged less than 360 days from invoice date; and, (b) 50% on Eligible Accounts Receivable aged more than 360 days but less than 540 days from invoice date for DVFC accounts only. The Bank has bargained for and Borrower agrees and acknowledges that the Collateral not included in the Borrowing Base is a cushion of collateral value in excess of the secured advances under the Loan.

“Borrowing Base Certificate” shall mean a certificate prepared by Borrower in substantially the form attached hereto as Exhibit “A”.

“Collateral” shall have the meaning provided for such term in Section 2.1(h) hereof.

“Default Rate” shall mean five percent (5%) per annum above the contract rate as set forth in the Note, but not exceeding 18% per annum.

“Eligible Accounts Receivable” shall mean, at any date of determination thereof, all Accounts Receivable of DVFC: (a) which are bona fide, valid and legally enforceable obligations of the account debtors in respect thereof, which are unconditionally owing by such account debtors, and which do not represent sales on consignment, sales on return or other similar understandings; (b) which, except for the security interest in the Accounts Receivable granted to the Bank, are solely owned by the Borrower, free and clear of any and all mortgages, liens, security interests, encumbrances, claims or rights of others, except sellers’ rights (if any) to reclaim goods under Uniform Commercial Code Section 2-702; (c) which are not the subject of any defense, offset, counterclaim or claim; (d) as to which no more than 540 days shall have elapsed from the original date of the relevant invoice, but excluding all Accounts

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Receivable of those account debtors that have more than 25% of their respective Accounts Receivable aged more than 540 days; (e) Accounts Receivable with respect to a single account debtor whose total obligations owing does not exceed 20% of all Eligible Accounts Receivable; (f) as to which the account debtors are (1) solvent, going concerns unaffiliated with any Borrower, and (2) reasonably satisfactory to the Bank from a credit standpoint (the Bank’s satisfaction may be assumed unless the Bank shall at any time advise the Borrower to the contrary).

“Equipment” shall mean all of the equipment of each Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama), now or hereafter owned or acquired, and wheresoever located, as well as all parts, accessions, and additions thereto, proceeds therefrom, and substitutions and replacements therefor.

“Events of Default” shall have the meaning ascribed to such term in Section 8 hereof.

“Generally Accepted Accounting Principles” shall mean generally accepted accounting principles, in effect from time to time, applied on a consistent basis.

“General Intangibles” shall mean all of each Borrower’s right, title and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts Receivable, investment property, negotiable collateral and chattel paper (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama).

“Inventory” shall mean all of the inventory of each Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama), now or hereafter owned or acquired, and wheresoever located, including, without limitation, all finished goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work-in-process, or materials used or consumed in Borrower’s business including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefore.

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“Investment Property” shall mean all of the investment property of each Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama).

“Maturity Date” shall mean, unless sooner demanded by Bank after the occurrence of an Event of Default hereunder, 24 months from the date hereof.

“Permitted Liens” means: (a) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of utility payments, bids, tenders, contracts (other than contracts for payment of money), obligations under workers’ compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (b) Liens arising out of or resulting from any judgment or awarded, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance or in respect of which Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of Borrower.

SECTION 2. THE LOAN

2.1 Revolving Loan.

(a) Advances. Subject to the Borrowing Base limitations and subject to Bank’s receipt of a completed Borrowing Base Certificate, Bank may, in its discretion, make Advances to Borrower in accordance with the terms and conditions of this Loan Agreement, at any time and from time to time, on or after the date hereof until the Maturity Date, or until the occurrence of an event which with the giving of notice or the passage of time, or both, shall constitute an Event of Default. Such Advances may be borrowed, re-paid and re-borrowed, provided, however, the aggregate outstanding principal amount of all Advances as of such date, shall not exceed $7,500,000.00.

(b) Interest. The Bank shall make appropriate debits and credits to the loan account of Borrower corresponding to each Advance to reflect the Advances to, prepayments, payments by and other disbursements for the account of Borrower. Each such entry shall be prima facie evidence of the principal amount of Advances hereunder at any time outstanding. Each Advance shall bear interest from the date such Advance is made on the aggregate unpaid principal amount thereof until such principal amount is paid or shall become due and payable (whether at the stated maturity or by acceleration) pursuant to the terms of and at a rate per annum as set in the Note.

(c) Calculation. Interest on principal outstanding from time to time shall be paid monthly, and shall be calculated on the basis of a 360-day year for the actual days elapsed.

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(d) Requests for Advances. Borrower shall request Advances under the Loan by (1) giving oral notice thereof to the Bank at above address, and (2) confirming such oral notice in writing, in form and substance satisfactory to the Bank, within two business days thereafter and delivering such written confirmation to the Bank, together with any supporting information it may reasonably request, at the above address.

(e) Commitment. The giving of oral notice as aforesaid shall irrevocably commit Borrower to accept the requested Advances under the Loan. In the event of any discrepancy between any oral notice and written confirmation, the oral notice shall govern as to any action taken by the Bank prior to receipt of written confirmation.

(f) Unused Line Fee. On the 15th day following the end of each calendar quarter during the term of the Loan, Borrower shall pay to Bank an unused line fee equal to 40 basis points (0.40%) per annum times the result of: (1) the amount of the Loan, less (2) the average daily balance of the Loan outstanding during the immediately preceding calendar quarter.

(g) Limitation. In no event shall any interest charge, collected or reserved hereunder exceed the maximum rate then permitted by applicable law.

(h) Collateral. From the date hereof as security for the payment and the performance of the Loan, (1) each Borrower extends, sells, assigns, conveys, mortgages, pledges, transfers, grants, and re-grants to the Bank a continuing, first priority security interest in and to all of its respective rights, title and interest in, to and under all (A) Accounts Receivable; (B) Equipment; (C) Inventory; (E) General Intangibles; (F) books and records; (G) deposit accounts; (H) cash and cash equivalents; (I) to the extent not included in the foregoing, all other tangible and intangible personal property of each Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama); (J) Investment Property; and (K) all other property and money of the Borrower now or hereafter in the possession, custody or control of the Bank; and as to each of the foregoing, the products and proceeds thereof, replacements and accessions thereto; all of which shall constitute the “Collateral”.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

From the date hereof, each Borrower represents and warrants to the Bank as follows:

3.1 Organization, Standing, Corporate Powers.

(a) Duly Organized. In respect of each Borrower, it (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida or Alabama, as the case may be; (2) has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted and to own its properties and assets; and (3) is duly qualified to do business in every jurisdiction wherein the failure to so qualify would have a material adverse effect.

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(b) Powers. It has all requisite power and authority, corporate or otherwise, to execute, deliver, and to perform all of its obligations under this Loan Agreement and under other documents or agreements relating to the transactions contemplated herein to which it is a party.

(c) Binding Obligation. This Loan Agreement and all corporate notes, guarantees, assignments, security agreements and all other loan and security agreements executed in connection therewith are legal, valid and binding obligations of the Borrower and enforceable in accordance with their respective terms, subject to the enforcement of remedies to bankruptcy, insolvency and other laws affecting creditors’ rights generally and to moratorium laws, from time to time in effect, and to general equitable principles which may limit the right to obtain the remedy of specific performance.

3.2 Authorization of Borrowing. The execution, delivery and performance of this Loan Agreement and the borrowings hereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate any provision of applicable law, any governmental rule or regulation, any order of any court or other agency of government to which either of such parties is subject or the articles of incorporation or by-laws of the Borrower; or (c) do not violate any provision of any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or its properties or assets are bound and which is material to the conduct or operation of Borrower’s business and financial affairs, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any provision of such indenture, agreement or other instruments, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the property or assets of the Borrower, other than as provided herein.

3.3 Financial Statements. Each Borrower has heretofore furnished to the Bank financial statements which fairly present the financial condition and the results of operations of each Borrower as of the date and for the period indicated, show all known material liabilities, direct or contingent, as of the respective dates thereof, and were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

3.4 Adverse Change, etc. There has been no material adverse change in the business, properties or condition (financial or otherwise) of any Borrower since the date of the most recent of the financial statements delivered to the Bank.

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3.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, overtly threatened against or affecting any of them, at law or in equity, or before or by any Federal, state, municipal or other governmental court, tribunal, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which would result in any material adverse change in the business, operations, properties or assets or in the financial condition of any of them, or materially and adversely affect the ability of any of them to perform hereunder. No Borrower is in default with respect to (a) any judgment, order, writ, injunction or decree; or (b) any rule or regulation of any court or Federal, state, municipal or other governmental court, tribunal, department, commission, board, bureau, agency or instrumentality, domestic or foreign which would have a material adverse effect on its business, properties or condition (financial or otherwise).

3.6 Payments of Taxes. Each Borrower has filed or caused to be filed all Federal, state and local tax returns that are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and for which, in the exercise of reasonable business judgment, there have been set aside adequate reserves with respect to any such tax or assessment so contested the tax or assessment so contested shall not materially affect its ability to perform hereunder.

3.7 Priority of Security Interest. Subject (a) to filing and recordation of the appropriate instruments in the appropriate offices of the proper jurisdiction or possession by the Bank or its agent where perfection is based upon possession; (b) to the enforcement of remedies to bankruptcy, insolvency, and other laws affecting creditors’ rights generally and to moratorium laws, from time to time in effect; and (c) to general equitable principles which may limit the right to obtain the remedy of specific performance, each of the security interests granted to the Bank as identified under Section 2 of this Loan Agreement constitutes a valid first priority security interest or lien in and to the property covered thereby, granting all rights and remedies to a secured party under the Uniform Commercial Code, as in effect in the State of Florida and Alabama, as the same may be modified or amended from time to time, except as otherwise permitted hereunder.

3.8 Eligible Accounts Receivable. All Eligible Accounts Receivable included in the Borrowing Base meet the criteria for Eligible Accounts Receivable.

3.9 Location of Collateral. All of the Collateral is used or held for use by Borrower at the following locations: 205 Carriage Street, Guin, Alabama 35563, and 7668 Highway 278, Sulligent, Alabama 35586.

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3.10 Loan Subordinations. Any related party notes payable by any Borrower, to any other Borrower or to owners of any Borrower, or to other related parties, now existing or hereafter made are and shall be subordinated to the lien of the Loan granted herein. Each Borrower confirms that all related party debts are fully disclosed on the financial statements provided to the Bank and in the event the Bank so requires, such related parties shall enter into subordination agreements to evidence the requirements of this Section.

SECTION 4. CONDITIONS OF LENDING.

The obligation of the Bank to extend credit hereunder is subject to the following conditions:

4.1 Representations and Warranties. At the date of each Advance, the representations and warranties set forth in Section 3 hereof shall be true and correct on and as of such date, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.2 Certificates. On or before the date hereof, the Bank shall have received: (a) from the Borrower: (1) a copy of its certificate of corporate status and Articles of Incorporation with all amendments, certified by the respective Secretary of State of Florida or Alabama, as the case may be, dated as of a recent date; (2) the certificate of its secretary or assistant secretary, dated the date hereof and certifying that attached thereto is a true and complete copy of its Bylaws prior to the adoption of the resolutions by its Board of Directors authorizing the execution, delivery and performance of this Loan Agreement; and certification that its articles of incorporation have not been amended since the date of the last amendment thereof, if any, indicated on the certificate of the respective Secretary of State; and (b) such other documents as the Bank may reasonably request.

4.3 No Default. At the date of each Advance, no Event of Default, or event which with the giving of notice or of the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, and the representations and warranties of each Borrower contained herein shall remain true and correct as of such date, except to the extent that such representations and warranties relate to an earlier date. Each request for an Advance shall constitute the confirmation by each Borrower that at the date thereof the conditions contained in this Section shall have been satisfied.

4.4 Other Conditions Precedent. On or before the date hereof, there shall have been delivered to the Bank all of the financial statements, reports and other documents required by the Loan Commitment dated August 27, 2009.

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SECTION 5. CROSS-DEFAULT AND CROSS-COLLATERALIZATION.

Any Event of Default under the terms of the Loan shall constitute and hereby is declared to be an immediate and absolute default under the terms of all loans between Bank and any Borrower. Should an event of default occur under the terms of any of said loans, which event is subject to notice and cure periods, if any, failure to cure such event of default within such curative period shall constitute an immediate default under this Loan and all such other loans owed by any Borrower to Bank. Each of the foregoing loans between Bank and any Borrower shall also be cross-collateralized, whether such loans are now existing or hereafter entered into between Bank and Borrower at any time.

SECTION 6. AFFIRMATIVE COVENANTS

From the date hereof and so long as the Loan shall be unpaid or unperformed, each Borrower will:

6.1 Existence and Properties. To the extent that the same are necessary for the proper and advantageous conduct of its business, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses and permits and comply with all laws and regulations applicable to it and conduct and operate its business in substantially the manner in which it is presently conducted and operated.

6.2 Insurance.

(a) Cause to be maintained at all times during the term of the Loan, general liability insurance with limits reasonably satisfactory to or as reasonably required by, Bank.

(b) Cause the Collateral to be adequately insured at all times, by financially sound and reputable insurers, in an amount not less than the value thereof.

(c) Cause the Bank to be a named insured to the extent of its interest in respect the policies of insurance required by Section 6.2(a) and (b) hereinabove.

6.3 Obligations, Taxes and Laws. Pay or cause to be paid all indebtedness and obligations promptly and in accordance with their respective terms, including, without limitation, sales, use and personal property taxes as the same may be imposed upon any Borrower from time to time, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or in respect of its property before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such property or any part thereof, and timely comply with all applicable laws and governmental rules and regulations; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid

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or discharged any such tax, assessment, charge, lien or claim, or timely comply with the laws and governmental rules so long as the validity thereof shall be contested by appropriate legal proceedings timely initiated and conducted in good faith, and (a) in the case of an unpaid tax, assessment, governmental charge or levy, lien, encumbrance, charge or claim, such proceedings shall be effective to suspend the collection thereof from the Borrower and its property; (b) neither such property nor any part thereof, nor any interest therein would be in any danger of being sold, forfeited or lost; (c) in the case of a law and governmental rule or regulation, neither any Borrower nor the Bank would be in any danger of criminal liability for failure to comply therewith; (d) there shall have been established such reserve or other appropriate provision, if any, with respect thereto on the books of the entity involved, as shall be required by Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, lien, claim, encumbrance, law, rule or regulation, so contested.

6.4 Financial Statements and Reports. Each Borrower shall maintain systems of accounting established and administered in accordance with Generally Accepted Accounting Principles. Each Borrower, as appropriate, will furnish to the Bank:

(a) Within one hundred twenty (120) days after the end of each fiscal year, each Borrower shall deliver to the Bank, consolidated, audited balance sheets and statements of income, retained earnings and changes in financial position for such year, all of which shall be accompanied by supporting schedules and the unqualified opinion of independent certified public accountants of recognized standing reasonably acceptable to the Bank, and upon filing, all filings required in accordance with SEC regulations, if any.

(b) Within thirty (30) days after the end of each fiscal quarter-end, deliver to the Bank the following financial statements certified by the President or Vice-President of each Borrower as accurate to the best of his knowledge upon due inquiry and investigation: (1) a Compliance Certificate executed by an authorized officer of each Borrower certifying that to the best of his knowledge, no Event of Default hereunder, nor any event which with notice or lapse of time, or both, would constitute such an Event of Default, has occurred or, if such Event of Default or event has occurred, specifying the nature and extent thereof; and (2) internally prepared, consolidated, interim financial statements for each Borrower; in such form and context as Bank may require.

(c) Within fifteen (15) days of the end of each month, deliver to the Bank the following financial statements certified by the President or Vice-President of each Borrower as accurate to the best of his knowledge upon due inquiry and investigation: (1) the Borrowing Base Certificate for DVFC; and (2) an accounts receivable aging report by customer reflecting the past due status of each invoice for DVFC; all in such form and context as Bank may require.

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(d) Promptly, from time to time, such other information regarding the operation, business, affairs and financial condition of any Borrower as the Bank may reasonably request.

6.5 Litigation Notice. Give the Bank prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, the outcome of which might materially adversely affect the operations or financial condition of any Borrower.

6.6 Notice of Default. Each Borrower shall give the Bank prompt written notice of any Event of Default hereunder, or any event which, with the passage of time or the giving of notice or both, would become such an Event of Default hereunder.

6.7 Access to Premises and Inspections. At all reasonable times and as often as the Bank may reasonably request, permit or arrange for any authorized representative designed by the Bank to visit and inspect the principal office and operations of each Borrower, any of the other offices or properties of any Borrower, including, without limitation, the Collateral, and its books, and to make extracts from such books and to discuss the affairs, finances and accounts of each Borrower with its chief financial officer or such other person as may be designated by the chief executive or chief operating officer of any Borrower.

6.8 Continued Assistance. Promptly, from time to time as the Bank may reasonably request, each Borrower shall perform such acts and execute, acknowledge, deliver, file, register, deposit or record any and all further instruments, agreements and documents whether to continue, preserve, renew, record or perfect the Bank’s interests in the Collateral, as well as the priority thereof.

6.9 Title to Collateral. Each Borrower shall own all of the property constituting the security for the Loan. All such property shall be and remain free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, except as granted to the Bank hereby or otherwise permitted herein.

6.10 Financial Covenants. Until the Loan has been fully repaid to the Bank, Borrower shall:

(a) Debt Service Coverage Ratio. Maintain a global Debt Service Coverage Ratio of not less than 1.25 to 1.00, measured on a rolling 4-quarter basis, commencing September 30, 2009. As used herein “Debt Service Coverage Ratio” shall be defined as (1) (A) Consolidated Net Income of Borrower, plus (B) Interest Expense, plus (C) Depreciation & Amortization, minus (D) Distributions, minus (E) Extraordinary Income/Non-Recurring Income, divided by (2) (A) Actual Required Debt Payments including Capital Leases, but not including debt payments payable to the Bank, plus (2) Interest Expense.

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(b) Debt to Tangible Net Worth Ratio. Maintain a global Debt to Tangible Net Worth Ratio of not more than 3.00 to 1.00, to be measured on a quarterly basis, commencing September 30, 2009. As used herein “Debt to Tangible Net Worth Ratio” shall be defined as the consolidated: (1) (A) Total Liabilities of each Borrower, minus (B) Subordinated Debt, divided by (2) (A) Net Worth, plus (B) Subordinated Debt, plus (C) Intangibles, minus (D) Related Party Receivables.

(c) Minimum Liquidity. Maintain a global, unencumbered liquidity of not less than $2,500,000.00, measured on a quarterly basis, commencing September 30, 2009

6.11 Deposit Accounts. Each Borrower shall place on deposit with Bank all of its corporate deposit accounts (except for payroll accounts) making the Bank its primary depository relationship.

SECTION 7. NEGATIVE COVENANTS

From the date hereof and so long as any of the Obligations shall be unpaid, the Borrower will not:

7.1 Negative Pledge. Either directly or indirectly, incur, create, assume or permit to exist any Liens with respect to any property securing the Loan or be bound by or subject to any assessments and other similar governmental charges or claims except as provided in Section 6.3 of this Loan Agreement or Permitted Liens.

7.2 Sale or Disposition of Collateral. Sell, discount or otherwise dispose of any of the property securing the Loan or any part thereof except in the ordinary course of business, or incur additional material borrowings or enter into material leases without the prior written consent of the Bank upon terms and conditions satisfactory to the Bank.

7.3 Organic Changes. Either directly or indirectly, (a) merge or consolidate any Borrower, with or into any other corporation; (b) sell (in bulk), lease or otherwise dispose of all or substantially all of the property of any Borrower, unless the transferee or the lessee shall be acceptable to the Bank, which acceptance must in writing and issued by the Bank prior to any such sale, lease or other disposition, and such transferee shall have assumed the Loan; or (c) without prior written consent of the Bank, sell, transfer, assign, or otherwise dispose, or permit the sale, transfer, assignment or disposition of the shares of any Borrower, directly or indirectly, or take any action whatsoever, the result of which is that the interest of the current owners of each Borrower, is changed to the extent that such shareholders fail to retain their current ownership interest as existing as of the date of this Loan Agreement.

7.4 Distributions. Make any distributions to shareholders, whether dividends, debt repayment, stock re-purchase, advances or otherwise, whether directly or indirectly, without the prior written consent of the Bank other than stock dividends and

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distributions made pursuant to the Earnout Agreement dated January 18, 2006, pursuant to which, payments may be paid to the former owners of the Borrower, as an earnout, based upon the net income before taxes of the Borrower.

7.5 Changes in Management. Suffer or permit any change in the management of any Borrower as in effect on the date hereof, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

7.6 Additional Indebtedness. Incur, create, assume or permit to exist any additional indebtedness in excess of $200,000.00 in the aggregate, or indebtedness secured by the Collateral pledged to secure the Loan, other than the indebtedness to the Bank and other indebtedness incurred in the normal course of business, without the prior written consent of Bank, except as may be permitted hereunder.

7.7 Settlements. Enter into any transaction that materially and adversely affects the collateral referenced herein or the Borrower’s ability to repay the Loan other than in the normal course of business.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) hereunder:

(a) Any representation or warranty made in this Loan Agreement or in any report, certificate, financial statement or other instrument furnished in connection herewith at any time shall prove to be false or misleading in any material respect as of the time when made;

(b) In the event any payment of principal, interest or other monetary obligation is not made within ten (10) days after the date when due under the Loan;

(c) Default with respect to any material obligation for borrowed money or otherwise of the Borrower if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such indebtedness to become due prior to its stated maturity, or such material indebtedness shall not be paid as and when due and payable (in each case, giving effect to any applicable grace periods);

(d) Default in the due observance or performance of any covenant, condition or agreement contained in Sections 6 and 7 of this Loan Agreement; and such default shall not be cured within 15 days after the earlier of knowledge thereof by an officer of the Borrower, or after written notice of the default is delivered by the Bank, but if the default is subject to cure and the cure is being diligently pursued by appropriate means at the end of such 15 days, then Borrower shall have an additional 15 days thereafter to complete the cure;

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(e) Default in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Loan Agreement, and such default shall not be cured within 15 days after the earlier of knowledge there of by an officer of the Borrower, or after written notice of the default is delivered by the Bank, but if the default is subject to cure and the cure is being diligently pursued by appropriate means at the end of such 15 days, then Borrower shall have an additional 15 days thereafter to complete the cure;

(f) Any Borrower shall (1) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any of them in which an order for relief is entered or which remains undismissed for a period thirty (30) days or more; any Borrower, by any act or omission, shall indicate consent to, approval of or fail to timely object to, any such petition, application or proceeding or order for relief or for the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; (2) generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or (3) have concealed, removed, or permitted to be concealed or removed, any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while solvent, any creditor to obtain a lien upon any Collateral, through legal proceedings or distraint, which is not vacated or “bonded off” within ten (10) days from the date thereof; or (4) be “insolvent” as such term is defined in the Bankruptcy Code, 11 U.S.C. §101(31).

8.2 Default Rate. From and after the occurrence of an Event of Default, the Loan shall accrue interest at the Default Rate.

SECTION 9. REMEDIES

From and after the occurrence of an Event of Default:

9.1 Termination of Advances and Acceleration. Bank may, at its sole option cease making Advances under this Loan Agreement and/or declare the principal of and interest on the Loan and all other obligations due by Borrower hereunder to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Loan Agreement to the contrary notwithstanding, and all amounts hereunder shall then be immediately due and payable.

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9.2 Collateral. With respect to the Collateral, Bank may:

(a) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Bank shall give notice of the disposition of the Collateral as follows:

(1) Bank shall give Borrower notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

(2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 10 below, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market; provided, however, that Bank may credit bid and purchase the Collateral at any public sale.

(b) Bank may seek the appointment of a receiver or keeper to take possession and operate, as applicable all or any portion of the Collateral, and to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(c) Bank shall have all other rights and remedies available to it at law or in equity pursuant to any other loan documents execution in connection herewith. The rights and remedies of Bank hereunder shall be cumulative, and not exclusive. The exercise of one or more such remedies shall not preclude or prevent Bank from, at the same time, or at any other time, resorting to or exercising the same or other rights, powers, privileges or remedies herein granted to it or to which it might otherwise legally resort.

9.3 Application of Proceeds Upon Disposition of Collateral. Apply, at Bank’s option, the proceeds of any sale of the Collateral as well as all sums received or collected by Bank from or on account of such Collateral and/or additional or substitute collateral to (a) the payment of reasonable expenses incurred or paid by Bank in connection with any sale, transfer or delivery of the Collateral and/or such additional or substitute collateral, and (b) the payment of the obligations or any part thereof, all in such order or manner as Bank in its sole discretion may determine, irrespective of the date of maturity. All acts done or to be done by Bank in conformity with the powers herein granted are hereby ratified and confirmed by Borrower. Borrower agrees to pay

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to Bank any deficiency in the event the proceeds of any foreclosure sale of the Collateral are insufficient to satisfy the Loan obligations in full and Bank shall have the right to sue Borrower for such deficiency.

9.4 Right to Income. Unless such Event of Default is waived in writing by Bank, Bank may, at its sole discretion, collect, receive and receipt for all income, interest, earnings or profits (including any dividends) now or hereafter payable upon or on account of the Collateral without any responsibility however for its failure to do so. The sums or property so collected or received by Bank on account of the Collateral, and pursuant to this Section 9.4, shall be held and retained by Bank as further security for the Obligations and shall be deemed automatically to be Collateral under this Loan Agreement.

9.5 Cash Collateralization of Letters of Credit. Bank may, irrespective of whether it is taking any of the actions described in this Section or otherwise, make demand upon Borrower to, and forthwith upon such demand Borrower will, pay to Bank in same-day funds, for deposit in such account as Bank shall specify (the “L/C Cash Collateral Account”), an amount equal to 105% of the Letter of Credit Obligations then outstanding. The L/C Cash Collateral Account shall be in the name and under the sole dominion and control of Bank. Bank shall have no obligation to invest any amounts on deposit in the L/C Cash Collateral Account. Borrower grants to Bank, a lien on and security interest in the L/C Cash Collateral Account and all amounts on deposit therein as collateral security for the performance of its obligations under this Loan Agreement and the other loan documents. Bank shall have all rights and remedies available to it under applicable law with respect to the L/C Cash Collateral Account and all amounts on deposit therein.

9.6 Right to Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Bank is hereby authorized by Borrower at any time or from time to time, after the occurrence of an Event of Default, without notice to Borrower, or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by Bank, its branches, subsidiaries or affiliates, for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to Bank under this Loan Agreement and any other loan document, including, but not limited to, all claims of any nature or description arising out of or connected with this Loan Agreement or any other loan document, irrespective of whether or not: (a) Bank shall have made any demand hereunder; or (b) Bank shall have declared the principal of and interest on the Loan and the Loan Agreement and other amounts due hereunder to be due and payable.

9.7 Bank’s Liability for Collateral. Borrower hereby agrees that so long as Bank complies with its obligations, if any, under the Uniform Commercial Code as in

16

effect from time to time in the State of Florida, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral, (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (c) any diminution in the value thereof, (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other persons, and all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

SECTION 10. NOTICES

All notices, requests, demands or other communications to or from the parties hereto shall be deemed to have been duly given and made: (a) in the case of a letter sent other than by mail, when the letter is delivered to the party to whom it is addressed; (b) in the case of a telegram or facsimile document, when the telegram or facsimile is sent; (c) in the case of a letter sent by mail, three (3) days from the day on which the letter is deposited in a United States post office, certified mail, return receipt requested, and addressed as follows:

If to any Borrower:	DEER VALLEY HOMEBUILDERS, INC.
Attention: Joel S. Logan, II, President 205 Carriage Street Guin, Alabama 35563

with a copy to:	BUSH ROSS, P.A. Attention: Brent A. Jones 220 S. Franklin Street Tampa, Florida 33602

If to the Bank:	FIFTH THIRD BANK Attention: Chad Loar, Vice President 201 East Kennedy Blvd., Suite 1800 Tampa, Florida 33602

with a copy to:	FISHER & SAULS, P.A. Attention: Kenneth E. Thornton 100 Second Avenue South, Suite 701 St. Petersburg, Florida 33701

SECTION 11. MISCELLANEOUS

11.1 Costs. The Borrower hereby agrees to pay to the Bank all costs and expenses of every kind and description incurred by the Bank in connection with the enforcement and protection in any legal or equitable proceeding of the rights of the Bank in connection with this Loan Agreement, and in connection with any action or claim under this Loan Agreement, or in any wise related thereto, including, without limitation, the reasonable fees and disbursements of counsel to the Bank. In the event of litigation arising out of or related to this agreement, the prevailing party shall be entitled to reasonable fees and costs of its counsel.

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11.2 Severability. The provisions of this Loan Agreement are severable, and if any provision hereof shall be held by any court of competent jurisdiction to be unenforceable, such holding shall not affect or impair any other provision hereof.

11.3 GOVERNING LAW. THIS LOAN AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

11.4 Indemnity. Borrower agrees to indemnify and hold harmless Bank and each of its affiliates, employees, representatives, officers, directors, agents and attorneys (any of the foregoing shall be an “Indemnitee”) from and against any and all claims, liabilities, losses, damages, actions, investigations, proceedings, attorneys’ fees and expenses (as such fees and expenses are incurred and irrespective of whether suit is brought) and demands by any party, including the costs of investigating and defending such claims, actions, investigations or proceedings, and the costs of answering any discovery served in connection therewith, whether or not Borrower or the person seeking indemnification is the prevailing party and whether or not the person seeking indemnification is a party to any such action or proceeding (a) resulting from any breach or alleged breach by Borrower of any representations or warranties made hereunder, or (b) arising out of (1) the Loan or otherwise under this Loan Agreement, including the use of the proceeds of the Loan hereunder in any fashion by Borrower or the performance of its obligations under the loan documents by Borrower, (2) allegations of any participation by Bank in the affairs of Borrower, or allegations that Bank has any joint liability with Borrower for any reason, or (3) any claims against Bank by any shareholder or other investor in or lender to Borrower, by any brokers or finders or investment advisers or investment bankers retained by Borrower or by any other third party, for any reason whatsoever, or (c) in connection with taxes (other than taxes imposed on the overall net income of the Bank), fees, and other charges payable in connection with the Loan, or the execution, delivery, and enforcement of this Loan Agreement, the other loan documents, and any subsequent amendments thereto or waivers of any of the provisions thereof, unless the person seeking indemnification under clause (a), (b) or (c) of this Section, is determined in such case to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order.

11.5 Interpretation. To the extent not otherwise provided for hereby, the course of dealing by and between the Bank and the Borrower shall control in the determination and interpretation of the rights of the parties hereto. Further, to the extent not otherwise provided for hereby nor by or inconsistent with the course of dealing by and between the parties hereto, the usage of trade in transactions substantially similar to the transactions contemplated herein shall control in the determination and interpretation of the rights of the parties hereto.

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11.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the obligations by Borrower or the transfer to Bank of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the bankruptcy code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Bank is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Bank is required or elects to repay or restore, and as to all costs, expenses, and reasonable attorneys fees of Bank related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.7 Attorney-in-fact. The Borrower hereby constitute any officer of the Bank as attorney-in-fact, with power to receive and open all mail addressed to them; to endorse their name on any notes, acceptances, checks, drafts, money orders or other evidences of payment or collateral that may come into the Bank’s possession; to sign their name on any invoice or bill of lading relating to any Account Receivable, or on drafts against customers, to send requests for verification of Accounts Receivable to any account debtor and, to do all other acts and things necessary to carry out this Loan Agreement; provided, however, the Bank agrees that it shall not exercise the powers conferred upon in this Section 11.7 until the occurrence of an Event of Default, or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default. All acts of said attorney or designee are hereby ratified and approved by the Borrower and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, unless said attorney or designee is determined in such case to have acted or failed to act with gross negligence or willful misconduct by an non-appealable judicial order. This power, being coupled with an interest, is irrevocable so long as any obligations, monetary or otherwise, remain, due to the Bank from the Borrower.

11.8 Headings. The name of this Loan Agreement, as well as Section headings used herein, are for conveniences of reference only and are not to affect the construction of, or be taken into consideration in interpreting this Loan Agreement.

11.9 Terms. Any term used herein shall be equally applicable to both the singular and plural forms.

11.10 JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON, OR

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ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS LOAN AGREEMENT. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE BANK, NOR BANK’S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered as of the day and year first above written.

WITNESSES:	“BORROWER”

DEER VALLEY FINANCIAL CORP.,
a Florida corporation

By:
Signature of Witness	Joel S. Logan, II, as its Vice President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness
DEER VALLEY CORPORATION,
a Florida corporation

By:
Signature of Witness	John Steven Lawler, as its Secretary

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

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DEER VALLEY HOMEBUILDERS, INC.,
an Alabama corporation

By:
Signature of Witness	Joel S. Logan, II, as its President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

“BANK”

FIFTH THIRD BANK,
a Michigan banking corporation

By:
Signature of Witness	Chad Loar, as its Vice President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by Joel S. Logan, II, as Vice President of DEER VALLEY FINANCIAL CORP., a Florida corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

21

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by Joel S. Logan, II, as President of DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by John Steven Lawler, as Secretary of DEER VALLEY CORPORATION, a Florida corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by Chad Loar, as Vice President of FIFTH THIRD BANK, a Michigan banking corporation, on behalf of the Bank.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

22

ATTACHMENTS:

Exhibit “A” - Borrowing Base Certificate

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EXHIBIT “A”

BORROWING BASE CERTIFICATE

$7,500,000.00 RLOC

FIFTH THIRD BANK

201 East Kennedy Blvd., Suite 1800

Tampa, Florida 33602

Pursuant to the Loan and Security Agreement, Borrower hereby certifies, as of the above date, the following:

(A)	DVFC Aggregate Amount of Accounts Receivable Aged less than 360 days		$

(B)	Less: Ineligibles

	Accounts with Account Debtors having in excess of 20% of total Eligible A/R	$
	Other (if applicable)	$
	Total Ineligible	$

(C)	Net Amount of 360 Day Eligible Accounts Receivable (A) Less (B)		$

(D)	75% of (C)		$

(E)	DVFC Aggregate Amount of Accounts Receivable Aged greater than 360 days, but less than 540 days		$

(F)	Less: Ineligibles

	Accounts with 25% aged over 540 days	$
	Accounts with Account Debtors having in excess of 20% of total Eligible A/R	$
	Other (if applicable)	$
	Total Ineligible	$

(G)	Net Amount of 540 Day Eligible Accounts Receivable (E) Less (F)		$

(H)	50% of (G)		$

(I)	CURRENT BORROWING BASE: (D) Plus (H)		$

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(J)	The aggregate unpaid principal owed to Bank is: Not to not exceed maximum loan limit or (I) above	$

(K)	Availability (I) Less (J), Not to exceed the maximum loan limit of $7,500,000.00	$

The undersigned hereby certifies, represents, and warrants to FIFTH THIRD BANK (the “Bank”) as follows:

1. All the representations and warranties contained in the Loan and Security Agreement or in any other related loan document are true and correct on the date hereof.

2. No event of default has occurred, or would result from the advance made in connection herewith, that constitutes an Event of Default under the Loan and Security Agreement or any other related document.

3. The description of Eligible Accounts Receivable and the values assigned thereto are true and correct in all material respects (see attached accounts receivable aging). We are legal owners the accounts receivable as identified above.

4. The aggregate unpaid principal balance of the Loan does not exceed the lesser of the $7,500,000.00 Commitment or Borrowing Base.

This shall also certify that, for the month ending                 , 200    , the Borrower was in compliance with the following covenants contained in the Loan and Security Agreement between Bank and Borrower dated                     , 2009.

	COVENANT	ACTUAL	COMPLIANCE

1.

Maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00 “Debt Service Coverage Ratio” is (1) (A) Net Income of Borrower, plus (B) Interest Expense, plus (C) Depreciation & Amortization, minus (D) Distributions, minus (E) Extraordinary Income/Non-Recurring Income, divided by (2) (A) Current Portion of Long Term Debt Payments, plus (2) Interest Expense

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2.	Maintain a Debt to Tangible Net Worth Ratio of Not More than 3.00 to 1.00 “Debt to Tangible Net Worth Ratio” is: (1) (A) Total Liabilities of Borrower, minus (B) Subordinated Debt, divided by (2) (A) Net Worth, plus (B) Subordinated Debt, plus (C) Intangibles, minus (D) Related Party Receivables

3.	Maintain minimum, unencumbered Liquidity of $2,500,000.

By:	By:

Its:	Its:

Date: , 200	Date: , 200

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Exhibit 10.2

REVOLVING CREDIT NOTE

(the “Note”)

$7,500,000.00	Dated: October , 2009

FOR VALUE RECEIVED, the undersigned borrowers, DEER VALLEY FINANCIAL CORP., a Florida corporation, DEER VALLEY CORPORATION, a Florida corporation and DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, jointly and severally (collectively the “Borrower”) promise to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation (the “Lender”), at 201 E. Kennedy Blvd., Suite 1800, Tampa, Florida 33602, or at such other place as Lender may from time to time designate in writing, with payment due as provided herein and in the Revolving Credit Loan and Security Agreement of even date herewith (the “Credit Agreement”), the principal sum not to exceed $7,500,000.00, or so much thereof as has been disbursed for advances hereunder.

The Interest Rate shall be a variable rate at 400 basis points (4.00%) above the One-Month “LIBOR-Index Rate”, and shall be adjusted every month on each Interest Rate Determination Date with all such interest rate terms defined as set forth in “ADDENDUM A” attached hereto and made a part hereof.

Principal and interest shall be due and payable as follows:

(a) To the extent accrued, interest only, as stated above, shall be payable monthly commencing October 1, 2009, and continuing on the same day of each month thereafter on the principal outstanding from time to time until the loan maturity date at which time the outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

(b) The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) until this Note is terminated. At no time, however, shall the principal balance outstanding hereunder exceed $7,500,000.00.

If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Florida, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at contract rate of interest during such extension.

As provided in the Credit Agreement, the Note is to be utilized by Borrower on a revolving credit basis to provide display model financing for dealers.

This Loan facility matures two (2) years from the date hereof. If any letters of credit supported by this Loan facility are redeemed, the amount so redeemed is due on demand in accordance with the Credit Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement or in any other document or instrument delivered in connection therewith and following notice and the expiration of all cure periods (if any), all amounts then remaining unpaid on this Note may be declared to be immediately due and payable. Advances under this Note shall be requested by Borrower and evidenced as a debit to Borrower’s loan account.

Borrower may repay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Lender’s option first be applied to late charges, then to accrued interest, then to principal. Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Lender to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

In the event that any payment of principal or interest is not made within ten (10) days after the date when due hereunder, it is hereby agreed that the Lender shall have the option of collecting five percent (5%) of the amount of each such delinquent payment; provided, however, such late fee shall not apply to the lump sum payment of the principal on the Maturity Date or the lump sum payment of principal upon acceleration. Said late charge and/or interest shall be immediately due and payable in full on demand by the Lender.

The “Default Interest Rate” shall be five percent (5%) per annum above the contract interest rate set forth above, but not exceeding 18% per annum. Upon default, the Default Interest Rate shall commence upon written notice to Borrower. Upon default, the Default Interest Rate shall commence upon written notice to Borrower. Upon a failure by Borrower to repay principal upon demand by Lender made not less than ten (10) days after the date due hereunder, Lender may declare the entire principal and interest then remaining unpaid to be immediately due and payable without further notice or demand, and the entire unpaid principal balance shall bear interest at the “Default Interest Rate”. In addition to the rights described in this paragraph, Lender shall have the right to exercise all other rights or remedies provided by law or at equity and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Lender. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

The terms and provisions of this Note are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that

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such laws shall be interpreted in such a manner that after default the maximum rate of interest charged under this Note not exceed the rate allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the “Maximum Rate”).

In no event shall Lender have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Lender which would result in the rate of interest being charged or collected by the Lender being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Lender exceed the Maximum Rate (hereinafter called the “excess sum”) shall be credited as a payment of principal. If Borrower notifies Lender in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Lender during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Lender.

Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof, to the extent of such liability, hereby agree to pay all costs of collection, including reasonable attorneys’ fees and costs (including charges for paralegals and others working under the direction or supervision of Lender’s attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditor’s proceedings or otherwise.

Borrower authorizes Lender, from time to time, to debit any account that Borrower may have with Lender in the name of Borrower, for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Lender and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof. Borrower shall have no right of setoff against the Lender under this Note or any instrument securing this Note.

The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver of release of, any subsequent right, remedy or recourse as to a subsequent event.

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Borrower, for itself and its successors and assigns, hereby: (a) expressly waives any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) agrees that Lender, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against any Borrower or any other person or party or to attempt to realize on the collateral for this Note.

BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF LENDER’S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER’S BEHALF.

Borrower acknowledges that the above paragraph has been expressly bargained for by Lender as part of the loan evidenced hereby and that, but for Borrower’s agreement and the agreement of any other person liable for payment hereof, Lender would not have extended the loan for the term and with the interest rate provided herein.

If more than one party shall execute this Note, the term “Borrower”, as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed in its name on the day and year first above written.

THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

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“BORROWER”

DEER VALLEY FINANCIAL CORP., a Florida corporation

By:
Joel S. Logan, II, as its Vice President

(CORPORATE SEAL)

DEER VALLEY CORPORATION, a Florida corporation

By:
John Steven Lawler, as its Secretary

(CORPORATE SEAL)

DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation

By:
Joel S. Logan, II, as its President

(CORPORATE SEAL)

5

Addendum A to Note

LIBOR Index Rate

SECTION 1

Definitions. As used in this Addendum, the following terms shall have the meanings set forth below:

“Bank” shall mean Fifth Third Bank and its successors and assigns.

“Borrower” shall collectively and individually refer to the maker of the attached note dated effective September     , 2009 (“Note”). The terms of this Addendum are hereby incorporated into the Note and in the event of any conflict between the terms of the Note and the terms of this Addendum, the terms of this Addendum shall control.

“Business Day” shall mean, with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Inter-Bank Market.

“Interest Period” shall mean a period of one (1) month, provided that (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the maturity date of the Note.

“Interest Rate Determination Date” shall mean the date the Note is initially funded and the first Business Day of each calendar month thereafter.

“LIBOR Rate” shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

(i) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Bank, that displays British Bankers’ Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 A.M. (London, England time) two (2) Business Days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by the Bank to be the rate at which U.S. dollar deposits for the Interest Period, are offered to the Bank in the London Inter-Bank Market as of 11:00 A.M. (London, England time), on the day which is two (2) Business Days prior to the Interest Rate Determination Date, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Bank is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of

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Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Prime Rate” shall mean the publicly announced prime lending rate of the Bank from time to time in effect, which rate may not be the lowest or best lending rate made available by the Bank or, if the Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland, “Prime Rate” shall mean the Wall Street Journal Prime Rate, which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal from time to time.

SECTION 2

Interest. The Borrower shall pay interest upon the unpaid principal balance of the Note at the LIBOR Rate plus the margin provided in the Note (which principal balance shall not include the Letter of Credit Obligations until such Letter of Credit Obligations are drawn upon and honored by the Bank, and remain unreimbursed by Borrower). Interest shall be due and payable as provided in the Note and shall be calculated on the basis of a 360 day year and the actual number of days elapsed. The interest rate shall remain fixed during each month based upon the interest rate established pursuant to this Addendum on the applicable Interest Rate Determination Date.

SECTION 3

Additional Costs. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of any amounts payable by the Borrower hereunder (other than taxes imposed on the overall net income of the Bank) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to the Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Note or to reduce any amount receivable by the Bank hereunder, and the Bank determines that such increased costs or reduction in amount receivable was attributable to the LIBOR Rate basis used to establish the interest rate hereunder, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased costs (the “Additional Costs”). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower by the Bank, shall be conclusive and binding in the absence of manifest error.

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SECTION 4

Unavailability Of Dollar Deposits. If the Bank determines in its sole discretion at any time (the “Determination Date”) that it can no longer make, fund or maintain LIBOR based loans for any reason, including without limitation illegality, or the LIBOR Rate cannot be ascertained or does not accurately reflect the Bank’s cost of funds, or the Bank would be subject to Additional Costs that cannot be recovered from the Borrower, then the Bank will notify the Borrower and thereafter will have no obligation to make, fund or maintain LIBOR based loans. Upon such Determination Date the Note will be converted to a variable rate loan based upon the Prime Rate. Thereafter the interest rate on the Note shall adjust simultaneously with any fluctuation in the Prime Rate.

“BORROWER”

DEER VALLEY FINANCIAL CORP., a Florida corporation

By:
Joel S. Logan, II, as its Vice President

(CORPORATE SEAL)

DEER VALLEY CORPORATION, a Florida corporation

By:
John Steven Lawler, as its Secretary

(CORPORATE SEAL)

DEER VALLEY HOMEBUILDERS, INC., a Florida corporation

By:
Joel S. Logan, II, as its President

(CORPORATE SEAL)

8

Exhibit 10.3

REVOLVING CREDIT LOAN AND SECURITY AGREEMENT

$5,000,000 REVOLVING CREDIT LOAN

THIS REVOLVING CREDIT LOAN AND SECURITY AGREEMENT (the “Loan Agreement”) is made as of this      day of October, 2009, among FIFTH THIRD BANK, a Michigan banking corporation, having a mailing address of 201 East Kennedy Boulevard, Suite 1800, Tampa, Florida 33602 (the “Bank”), DEER VALLEY FINANCIAL CORP., a Florida corporation (“DVFC”), having its principal place of business at 205 Carriage Street, Guin, Alabama 35563, DEER VALLEY CORPORATION, a Florida corporation (“DVC”), having a mailing address of 3111 West Dr. MLK Boulevard, Suite 100, Tampa, Florida 33607, and DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation authorized to do business in the State of Florida (“DVHI”), having its principal place of business at 205 Carriage Street, Guin, Alabama 35563, jointly and severally (collectively the “Borrower”).

RECITALS:

WHEREAS, Borrower has applied to Bank for a revolving line of credit not to exceed FIVE MILLION DOLLARS ($5,000,000.00) (the “Loan”) to be evidenced by a revolving credit note (the “Note”) and secured by accounts receivable, inventory, equipment and all other tangible and intangible personal property of each Borrower. The Loan is to be utilized for short term working capital financing, letters of credit and as a bridge loan on financing the sale of retail units by DVHI. The Bank has agreed to make the Loan providing certain conditions herein outlined are fully complied with.

NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

SECTION I. RECITALS; DEFINITIONS

1.1 Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

1.2 Defined Terms. As used in this Loan Agreement, the following terms shall have the following meanings:

“Accounts Receivable” shall mean all accounts receivable, book debts, notes, drafts, acceptances and other forms of obligations, now or hereafter owing to each Borrower, whether arising from the sale of goods or rendition of services (including, without limitation, any such obligation that might be characterized as an account, contract right, or general intangible under the Uniform Commercial Code as, from time to time, in effect in the State of Florida or Alabama), all of each Borrower’s rights in, to and under all purchase orders, now or hereafter received by each Borrower for goods or services, and all monies due or to become due to each Borrower under all contracts for the sale of goods or the performance of services (whether or not yet earned by performance) or in connection with any other transaction (including, without limitation, the right to receive the proceeds of said purchase orders and contracts), and all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing.

“Advance” shall mean the amount advanced by the Bank to any Borrower under the terms of this Loan Agreement and the Note.

“Affiliate” shall mean any person, corporation, association or other business entity which directly or indirectly controls, or is controlled by, or is under common control with the Borrower.

“Borrowing Base” shall mean, at any date of determination thereof (which date of determination shall be in the Bank’s sole discretion) an amount equal to the sum of (a) 80% of Eligible Accounts Receivable, plus (b) 50% of Eligible Inventory (based upon the lower of actual cost or market value with a maximum Inventory Borrowing Base of $1,500,000.00) for DVHI only. The Bank has bargained for and Borrower agrees and acknowledges that the Collateral not included in the Borrowing Base is a cushion of collateral value in excess of the secured advances under the Loan.

“Borrowing Base Certificate” shall mean a certificate prepared by Borrower in substantially the form attached hereto as Exhibit “A”.

“Collateral” shall have the meaning provided for such term in Section 2.1(h) hereof.

“Default Rate” shall mean five percent (5%) per annum above the contract rate as set forth in the Note, but not exceeding 18% per annum.

“Eligible Accounts Receivable” shall mean, at any date of determination thereof, all Accounts Receivable of DVHI and DVFC: (a) which are bona fide, valid and legally enforceable obligations of the account debtors in respect thereof, which are unconditionally owing by such account debtors, and which do not represent sales on consignment, sales on return or other similar understandings; (b) which, except for the security interest in the Accounts Receivable granted to the Bank, are solely owned by the Borrower, free and clear of any and all mortgages, liens, security interests, encumbrances, claims or rights of others, except sellers’ rights (if any) to reclaim goods under Uniform Commercial Code Section 2-702; (c) which are not the subject of any defense, offset, counterclaim or claim; (d) as to which no more than 60 days (or are 30 days past due) shall have elapsed from the original date of the relevant invoice; (e) those account debtors that do not have more than 25% of their respective Accounts Receivable aged more than 60 days; (f) Accounts Receivable with respect to a single account debtor whose total obligations owing does not exceed 20% of all Eligible

Accounts Receivable (not including Government Backed Agency receivables); (g) as to which the account debtors are (1) solvent, going concerns unaffiliated with any Borrower, and (2) reasonably satisfactory to the Bank from a credit standpoint (the Bank’s satisfaction may be assumed unless the Bank shall at any time advise the Borrower to the contrary).

“Eligible Inventory” shall mean, at any date of determination thereof (which date shall be in the Bank’s sole discretion), all Inventory and proceeds therefrom, owned by DVHI, excluding all work-in-process, but including (a) goods-in-transit, (b) Inventory used for display or demonstration purposes and obsolete Inventory and (c) Inventory in the possession of service persons or technicians performing service for customers of the Borrower, whether or not such service technicians are employees or independent contractors of the Borrower. The eligibility of Inventory shall be determined by the Bank in its reasonable commercial discretion.

“Equipment” shall mean all of the equipment of each Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama), now or hereafter owned or acquired, and wheresoever located, as well as all parts, accessions, and additions thereto, proceeds therefrom, and substitutions and replacements therefor.

“Events of Default” shall have the meaning ascribed to such term in Section 8 hereof.

“Generally Accepted Accounting Principles” shall mean generally accepted accounting principles, in effect from time to time, applied on a consistent basis.

“General Intangibles” shall mean all of each Borrower’s right, title and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts Receivable, investment property, negotiable collateral and chattel paper (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama).

“Inventory” shall mean all of the inventory of each Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama), now or hereafter owned or acquired, and wheresoever located, including, without limitation, all finished goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work-in-process, or materials used or consumed in Borrower’s business including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefore.

“Investment Property” shall mean all of the investment property of each Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama).

“Letter of Credit” shall mean any standby, documentary or trade Letter of Credit issued by Bank hereunder as requested by Borrower for the account or to secure obligations of Borrower in accordance with the terms of Section 2.2(a).

“Letter of Credit Fees” has the meaning set forth in Section 2.2(h).

“Letter of Credit Commitment” shall mean the commitment of Bank to issue, in accordance with the terms hereof, and to honor payment obligations under any Letters of Credit.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

“Letter of Credit Obligations” shall mean, at any time, the sum of (a) the maximum amount that is, or at any time thereafter may become, issued by Bank and available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by Bank but not theretofore reimbursed.

“Maturity Date” shall mean, unless sooner demanded by Bank after the occurrence of an Event of Default hereunder, 24 months from the date hereof.

“Permitted Liens” means: (a) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of utility payments, bids, tenders, contracts (other than contracts for payment of money), obligations under workers’ compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (b) Liens arising out of or resulting from any judgment or awarded, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance or in respect of which Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of Borrower.

“Notice of Request for Letter of Credit” shall mean a notice of request for issuance of a Letter of Credit in form and substance satisfactory to Bank.

SECTION 2. THE LOAN AND LETTERS OF CREDIT

2.1 Revolving Loan.

(a) Advances. Subject to the Borrowing Base limitations and subject to Bank’s receipt of a completed Borrowing Base Certificate, Bank may, in its discretion, make Advances to Borrower in accordance with the terms and conditions of this Loan Agreement, at any time and from time to time, on or after the date hereof until the Maturity Date, or until the occurrence of an event which with the giving of notice or the passage of time, or both, shall constitute an Event of Default. Such Advances may be borrowed, re-paid and re-borrowed, provided, however, the aggregate outstanding principal amount of all Advances, together with the aggregate face value of all issued and outstanding Letters of Credit as of such date, shall not exceed $5,000,000.00.

(b) Interest. The Bank shall make appropriate debits and credits to the loan account of Borrower corresponding to each Advance to reflect the Advances to, prepayments, payments by and other disbursements for the account of Borrower. Each such entry shall be prima facie evidence of the principal amount of Advances hereunder at any time outstanding. Each Advance shall bear interest from the date such Advance is made on the aggregate unpaid principal amount thereof until such principal amount is paid or shall become due and payable (whether at the stated maturity or by acceleration) pursuant to the terms of and at a rate per annum as set in the Note.

(c) Calculation. Interest on principal outstanding from time to time shall be paid monthly, and shall be calculated on the basis of a 360-day year for the actual days elapsed.

(d) Requests for Advances. Borrower shall request Advances under the Loan by (1) giving oral notice thereof to the Bank at above address, and (2) confirming such oral notice in writing, in form and substance satisfactory to the Bank, within two business days thereafter and delivering such written confirmation to the Bank, together with any supporting information it may reasonably request, at the above address.

(e) Commitment. The giving of oral notice as aforesaid shall irrevocably commit Borrower to accept the requested Advances under the Loan. In the event of any discrepancy between any oral notice and written confirmation, the oral notice shall govern as to any action taken by the Bank prior to receipt of written confirmation.

(f) Unused Line Fee. On the 15th day following the end of each calendar quarter during the term of the Loan, Borrower shall pay to Bank an unused line fee equal to 25 basis points (0.25%) per annum times the result of: (1) the amount of the Loan, less (2) the average daily balance of the Loan outstanding during the immediately preceding calendar quarter.

(g) Limitation. In no event shall any interest charge, collected or reserved hereunder exceed the maximum rate then permitted by applicable law.

(h) Collateral. From the date hereof as security for the payment and the performance of the Loan, each Borrower extends, sells, assigns, conveys, mortgages, pledges, transfers, grants, and re-grants to the Bank a continuing, first priority security interest in and to all of its respective rights, title and interest in, to and under all (1) Accounts Receivable; (2) Equipment; (3) Inventory; (4) General Intangibles; (5) books and records; (6) deposit accounts; (7) cash and cash equivalents; (8) to the extent not included in the foregoing, all other tangible and intangible personal property of Borrower (within the meaning of the Uniform Commercial Code, as from time to time in effect in the State of Florida or Alabama); (9) Investment Property; and (10) all other property and money of the Borrower now or hereafter in the possession, custody or control of the Bank; and as to each of the foregoing, the products and proceeds thereof, replacements and accessions thereto; all of which shall constitute the “Collateral”.

2.2 Letters of Credit.

(a) Issuance. From the date hereof until the Maturity Date, subject to the terms and conditions hereof and of the Letter of Credit Documents, and upon such other terms and conditions which Bank may reasonably require, Bank may issue Letters of Credit as Borrower may from time to time request for the benefit of Borrower. No Letter of Credit shall have an expiration date later than the earlier of: (1) the Maturity Date, or (2) one year after the date of issuance thereof; provided, however, that Borrower may request issuance or renewal of a Letter of Credit with a later expiration if, at the time of such issuance or renewal, Borrower deposits an amount equal to the face amount of such Letter of Credit with Bank as cash collateral for such Letter of Credit. Each Letter of Credit shall require that all draws thereon must be presented to Bank by the expiration date therefor, regardless of whether presented prior to such date to any other institution. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance date of each Letter of Credit shall be a business day.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by Borrower to Bank at least ten (10) business days prior to the requested date of issuance (or such shorter period as may be agreed by Bank)

pursuant to a Notice of Request for Letter of Credit, accompanied by such applications and other related documents as may be required by Bank. If the Notice of Request for Letter of Credit, related applications and the requested form of such Letter of Credit is acceptable to Bank, Bank will, upon fulfillment of the applicable conditions set forth herein, make such Letter of Credit available to Borrower.

(c) Reimbursement. In the event of any drawing under any Letter of Credit, Bank will promptly notify Borrower, and Borrower shall request, or be deemed to have requested, an Advance in the amount of such drawing, the proceeds of which will be used to satisfy the related reimbursement obligations. Upon the making of any such Advance, Borrower shall be required to immediately reimburse Bank for application to the respective Letter of Credit Obligations. Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment Borrower may claim or have against Bank or the beneficiary of the Letter of Credit drawn upon or any other person, including without limitation any defense based on any failure of Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

(d) Borrower as Account Party. Notwithstanding anything to the contrary set forth in this Loan Agreement, in the event that Bank permits a Letter of Credit issued hereunder to statement to the effect that such Letter of Credit is issued for the account, or to secure obligations, of an Affiliate or subsidiary of Borrower, notwithstanding such statement, Borrower shall be the actual account party for all purposes of this Loan Agreement for such Letter of Credit. Such statement shall not affect Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

(e) International Standby Practices. The Bank may issue Letters of Credit subject to Rules on International Standby Practices (ISP98), as adopted as of the date of issue by the International Chamber of Commerce (the “ISP”), in which case the ISP may be incorporated therein and deemed in all respects to be a part thereof.

(f) Letter of Credit Obligations Absolute. With regard to each Letter of Credit, the obligations of Borrower to the Bank under this Loan Agreement, any Letter of Credit Document and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Loan Agreement, such Letter of Credit Document and such other agreement or instrument under all circumstances, including without limitation the following circumstances:

(1) any lack of validity or enforceability of this Loan Agreement, any Letter of Credit Document, any Letter of Credit or any other agreement or instrument relating thereto (this Loan Agreement and all of the other foregoing being, collectively, the “L/C Related Documents”);

(2) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(3) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Bank or any other person, whether in connection with the transactions contemplated thereby or any other unrelated transaction;

(4) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(5) payment by Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(6) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any loan document; or

(7) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

(g) Conflict with Letter of Credit Documents. In the event of any conflict between this Loan Agreement and any Letter of Credit Document (including any letter of credit application), the Letter of Credit Documents shall control.

(h) Letter of Credit Fees. For each Letter of Credit issued by Bank hereunder, Borrower shall pay to Bank, upon issuance, a fee equal to 100 basis points (1.00%) multiplied by the face amount of such Letter of Credit, together with Bank’s standard fees in effect during the issuance term of such Letter of Credit (including, without limitation, any renewal or drawing fees).

SECTION 3. REPRESENTATIONS AND WARRANTIES.

From the date hereof, each Borrower represents and warrants to the Bank as follows:

3.1 Organization, Standing, Corporate Powers.

(a) Duly Organized. In respect of each Borrower, it (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida or Alabama, as the case may be; (2) has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted and to own its properties and assets; and (3) is duly qualified to do business in every jurisdiction wherein the failure to so qualify would have a material adverse effect.

(b) Powers. It has all requisite power and authority, corporate or otherwise, to execute, deliver, and to perform all of its obligations under this Loan Agreement and under other documents or agreements relating to the transactions contemplated herein to which it is a party.

(c) Binding Obligation. This Loan Agreement and all corporate notes, guarantees, assignments, security agreements and all other loan and security agreements executed in connection therewith are legal, valid and binding obligations of the Borrower and enforceable in accordance with their respective terms, subject to the enforcement of remedies to bankruptcy, insolvency and other laws affecting creditors’ rights generally and to moratorium laws, from time to time in effect, and to general equitable principles which may limit the right to obtain the remedy of specific performance.

3.2 Authorization of Borrowing. The execution, delivery and performance of this Loan Agreement and the borrowings hereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate any provision of applicable law, any governmental rule or regulation, any order of any court or other agency of government to which either of such parties is subject or the articles of incorporation or by-laws of the Borrower; or (c) do not violate any provision of any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or its properties or assets are bound and which is material to the conduct or operation of Borrower’s business and financial affairs, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any provision of such indenture, agreement or other instruments, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the property or assets of the Borrower, other than as provided herein.

3.3 Financial Statements. Each Borrower has heretofore furnished to the Bank financial statements which fairly present the financial condition and the results of operations of each Borrower as of the date and for the period indicated, show all known material liabilities, direct or contingent, as of the respective dates thereof, and were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

3.4 Adverse Change, etc. There has been no material adverse change in the business, properties or condition (financial or otherwise) of any Borrower since the date of the most recent of the financial statements delivered to the Bank.

3.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, overtly threatened against or affecting any of them, at law or in equity, or before or by any Federal, state, municipal or other governmental court, tribunal, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which would result in any material adverse change in the business, operations, properties or assets or in the financial condition of any of them, or materially and adversely affect the ability of any of them to perform hereunder. No Borrower is in default with respect to (a) any judgment, order, writ, injunction or decree; or (b) any rule or regulation of any court or Federal, state, municipal or other governmental court, tribunal, department, commission, board, bureau, agency or instrumentality, domestic or foreign which would have a material adverse effect on its business, properties or condition (financial or otherwise).

3.6 Payments of Taxes. Each Borrower has filed or caused to be filed all Federal, state and local tax returns that are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and for which, in the exercise of reasonable business judgment, there have been set aside adequate reserves with respect to any such tax or assessment so contested the tax or assessment so contested shall not materially affect its ability to perform hereunder.

3.7 Priority of Security Interest. Subject (a) to filing and recordation of the appropriate instruments in the appropriate offices of the proper jurisdiction or possession by the Bank or its agent where perfection is based upon possession; (b) to the enforcement of remedies to bankruptcy, insolvency, and other laws affecting creditors’ rights generally and to moratorium laws, from time to time in effect; and (c) to general equitable principles which may limit the right to obtain the remedy of specific performance, each of the security interests granted to the Bank as identified under Section 2 of this Loan Agreement constitutes a valid first priority security interest or lien in and to the property covered thereby, granting all rights and remedies to a secured party under the Uniform Commercial Code, as in effect in the State of Florida and Alabama, as the same may be modified or amended from time to time, except as otherwise permitted hereunder.

3.8 Eligible Accounts Receivable and Eligible Inventory. All Eligible Inventory included in the Borrowing Base meet the criteria for Eligible Inventory and all Eligible Accounts Receivable included in the Borrowing Base meet the criteria for Eligible Accounts Receivable.

3.9 Location of Collateral. All of the Collateral is used or held for use by Borrower at the following locations: 205 Carriage Street, Guin, Alabama 35563, and 7668 Highway 278, Sulligent, Alabama 35586.

3.10 Loan Subordinations. Any related party notes payable by any Borrower, to any other Borrower or to owners of any Borrower, or to other related parties, now existing or hereafter made are and shall be subordinated to the lien of the Loan granted herein. Each Borrower confirms that all related party debts are fully disclosed on the financial statements provided to the Bank and in the event the Bank so requires, such related parties shall enter into subordination agreements to evidence the requirements of this Section.

SECTION 4. CONDITIONS OF LENDING AND

ISSUANCE OF LETTERS OF CREDIT.

The obligation of the Bank to extend credit and issue Letters of Credit hereunder is subject to the following conditions:

4.1 Representations and Warranties. At the date of each Advance or issuance of any Letter of Credit, the representations and warranties set forth in Section 3 hereof shall be true and correct on and as of such date, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

4.2 Certificates. On or before the date hereof, the Bank shall have received: (a) from the Borrower: (1) a copy of its certificate of corporate status and Articles of Incorporation with all amendments, certified by the respective Secretary of State of Florida or Alabama, as the case may be, dated as of a recent date; (2) the certificate of its secretary or assistant secretary, dated the date hereof and certifying that attached thereto is a true and complete copy of its Bylaws prior to the adoption of the resolutions by its Board of Directors authorizing the execution, delivery and performance of this Loan Agreement; and certification that its articles of incorporation have not been amended since the date of the last amendment thereof, if any, indicated on the certificate of the respective Secretary of State; and (b) such other documents as the Bank may reasonably request.

4.3 No Default. At the date of each Advance or issuance of any Letter of Credit, no Event of Default, or event which with the giving of notice or of the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, and the representations and warranties of each Borrower contained herein shall remain true and correct as of such date, except to the extent that such representations and warranties relate to an earlier date. Each request for an Advance shall constitute the confirmation by each Borrower that at the date thereof the conditions contained in this Section shall have been satisfied.

4.4 Other Conditions Precedent. On or before the date hereof, there shall have been delivered to the Bank all of the financial statements, reports and other documents required by the Loan Commitment dated August 27, 2009.

SECTION 5. CROSS-DEFAULT AND CROSS-COLLATERALIZATION.

Any Event of Default under the terms of the Loan shall constitute and hereby is declared to be an immediate and absolute default under the terms of all loans between Bank and any Borrower. Should an event of default occur under the terms of any of said loans, which event is subject to notice and cure periods, if any, failure to cure such event of default within such curative period shall constitute an immediate default under this Loan and all such other loans owed by any Borrower to Bank. Each of the foregoing loans between Bank and any Borrower shall also be cross-collateralized, whether such loans are now existing or hereafter entered into between Bank and Borrower at any time.

SECTION 6. AFFIRMATIVE COVENANTS

From the date hereof and so long as the Loan shall be unpaid or unperformed, each Borrower will:

6.1 Existence and Properties. To the extent that the same are necessary for the proper and advantageous conduct of its business, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses and permits and comply with all laws and regulations applicable to it and conduct and operate its business in substantially the manner in which it is presently conducted and operated.

6.2 Insurance.

(a) Cause to be maintained at all times during the term of the Loan, general liability insurance with limits reasonably satisfactory to or as reasonably required by, Bank.

(b) Cause the Collateral to be adequately insured at all times, by financially sound and reputable insurers, in an amount not less than the value thereof.

(c) Cause the Bank to be a named insured to the extent of its interest in respect the policies of insurance required by Section 6.2(a) and (b) hereinabove.

6.3 Obligations, Taxes and Laws. Pay or cause to be paid all indebtedness and obligations promptly and in accordance with their respective terms, including, without limitation, sales, use and personal property taxes as the same may be imposed upon any Borrower from time to time, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or in respect of its property before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such property or any part thereof, and timely comply with all applicable laws and governmental rules and regulations; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, lien or claim, or timely comply with the laws and governmental rules so long as the validity thereof shall be contested by appropriate legal proceedings timely initiated and conducted in good faith, and (a) in the case of an unpaid tax, assessment, governmental charge or levy, lien, encumbrance, charge or claim, such proceedings shall be effective to suspend the collection thereof from the Borrower and its property; (b) neither such property nor any part thereof, nor any interest therein would be in any danger of being sold, forfeited or lost; (c) in the case of a law and governmental rule or regulation, neither any Borrower nor the Bank would be in any danger of criminal liability for failure to comply therewith; (d) there shall have been established such reserve or other appropriate provision, if any, with respect thereto on the books of the entity involved, as shall be required by Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, lien, claim, encumbrance, law, rule or regulation, so contested.

6.4 Financial Statements and Reports. Each Borrower shall maintain systems of accounting established and administered in accordance with Generally Accepted Accounting Principles. Each Borrower, as appropriate, will furnish to the Bank:

(a) Within one hundred twenty (120) days after the end of each fiscal year, each Borrower shall deliver to the Bank, consolidated, audited balance sheets and statements of income, retained earnings and changes in financial position for such year, an audited inventory of DVHI, all of which shall be accompanied by supporting schedules and the unqualified opinion of independent certified public accountants of recognized standing reasonably acceptable to the Bank, and upon filing, all filings required in accordance with SEC regulations, if any.

(b) Within thirty (30) days after the end of each fiscal quarter-end, deliver to the Bank the following financial statements certified by the President or Vice-President of each Borrower as accurate to the best of his knowledge upon due inquiry and investigation: (1) a Compliance Certificate executed by an authorized officer of each Borrower certifying that to the best of his knowledge, no Event of Default hereunder, nor any event which with notice or lapse of time, or both, would constitute such an Event of Default, has occurred or, if such Event of Default or event has occurred, specifying the nature and extent thereof; and (2) internally prepared, consolidated, interim financial statements for each Borrower; in such form and context as Bank may require.

(c) Within fifteen (15) days of the end of each month, deliver to the Bank the following financial statements certified by the President or Vice-President of each Borrower as accurate to the best of his knowledge upon due inquiry and investigation: (1) the Borrowing Base Certificate for DVHI; and (2) an accounts receivable aging report by customer reflecting the past due status of each invoice for DVHI; all in such form and context as Bank may require.

(d) Promptly, from time to time, such other information regarding the operation, business, affairs and financial condition of any Borrower as the Bank may reasonably request.

6.5 Litigation Notice. Give the Bank prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, the outcome of which might materially adversely affect the operations or financial condition of any Borrower.

6.6 Notice of Default. Each Borrower shall give the Bank prompt written notice of any Event of Default hereunder, or any event which, with the passage of time or the giving of notice or both, would become such an Event of Default hereunder.

6.7 Access to Premises and Inspections. At all reasonable times and as often as the Bank may reasonably request, permit or arrange for any authorized representative designed by the Bank to visit and inspect the principal office and operations of each Borrower, any of the other offices or properties of any Borrower, including, without limitation, the Collateral, and its books, and to make extracts from such books and to discuss the affairs, finances and accounts of each Borrower with its chief financial officer or such other person as may be designated by the chief executive or chief operating officer of any Borrower.

6.8 Continued Assistance. Promptly, from time to time as the Bank may reasonably request, each Borrower shall perform such acts and execute, acknowledge, deliver, file, register, deposit or record any and all further instruments, agreements and documents whether to continue, preserve, renew, record or perfect the Bank’s interests in the Collateral, as well as the priority thereof.

6.9 Title to Collateral. Each Borrower shall own all of the property constituting the security for the Loan. All such property shall be and remain free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, except as granted to the Bank hereby or otherwise permitted herein.

6.10 Financial Covenants. Until the Loan has been fully repaid to the Bank, Borrower shall:

(a) Debt Service Coverage Ratio. Maintain a global Debt Service Coverage Ratio of not less than 1.25 to 1.00, measured on a rolling 4-quarter basis, commencing September 30, 2009. As used herein “Debt Service Coverage Ratio” shall be defined as (1) (A) Consolidated Net Income of Borrower, plus (B) Interest Expense, plus (C) Depreciation & Amortization, minus (D) Distributions, minus (E) Extraordinary Income/Non-Recurring Income, divided by (2) (A) Actual Required Debt Payments including Capital Leases, but not including debt payments payable to the Bank, plus (B) Interest Expense.

(b) Debt to Tangible Net Worth Ratio. Maintain a global Debt to Tangible Net Worth Ratio of not more than 3.00 to 1.00, to be measured on a quarterly basis, commencing September 30, 2009. As used herein “Debt to Tangible Net Worth Ratio” shall be defined as the consolidated: (1) (A) Total Liabilities of each Borrower, minus (B) Subordinated Debt, divided by (2) (A) Net Worth, plus (B) Subordinated Debt, plus (C) Intangibles, minus (D) Related Party Receivables.

(c) Minimum Liquidity. Maintain a global, unencumbered liquidity of not less than $2,500,000.00, to be measured on a quarterly basis, commencing September 30, 2009.

6.11 Deposit Accounts. Each Borrower shall place on deposit with Bank all of its corporate deposit accounts (except for payroll accounts) making the Bank its primary depository relationship.

SECTION 7. NEGATIVE COVENANTS

From the date hereof and so long as any of the Obligations shall be unpaid, the Borrower will not:

7.1 Negative Pledge. Either directly or indirectly, incur, create, assume or permit to exist any Liens with respect to any property securing the Loan or be bound by or subject to any assessments and other similar governmental charges or claims except as provided in Section 6.3 of this Loan Agreement or Permitted Liens.

7.2 Sale or Disposition of Collateral. Sell, discount or otherwise dispose of any of the property securing the Loan or any part thereof except in the ordinary course of business, or incur additional material borrowings or enter into material leases without the prior written consent of the Bank upon terms and conditions satisfactory to the Bank.

7.3 Organic Changes. Either directly or indirectly, (a) merge or consolidate any Borrower, with or into any other corporation; (b) sell (in bulk), lease or otherwise dispose of all or substantially all of the property of any Borrower, unless the transferee or the lessee shall be acceptable to the Bank, which acceptance must in writing and issued by the Bank prior to any such sale, lease or other disposition, and such transferee shall have assumed the Loan; or (c) without prior written consent of the Bank, sell, transfer, assign, or otherwise dispose, or permit the sale, transfer, assignment or disposition of the shares of any Borrower, directly or indirectly, or take any action whatsoever, the result of which is that the interest of the current owners of each Borrower, is changed to the extent that such shareholders fail to retain their current ownership interest as existing as of the date of this Loan Agreement.

7.4 Distributions. Make any distributions to shareholders, whether dividends, debt repayment, stock re-purchase, advances or otherwise, whether directly or indirectly, without the prior written consent of the Bank other than stock dividends and distributions made pursuant to the Earnout Agreement dated January 18, 2006, pursuant to which, payments may be paid to the former owners of the Borrower, as an earnout, based upon the net income before taxes of the Borrower.

7.5 Changes in Management. Suffer or permit any change in the management of any Borrower as in effect on the date hereof, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

7.6 Additional Indebtedness. Incur, create, assume or permit to exist any additional indebtedness in excess of $200,000.00 in the aggregate, or indebtedness secured by the Collateral pledged to secure the Loan, other than the indebtedness to the Bank and other indebtedness incurred in the normal course of business, without the prior written consent of Bank, except as may be permitted hereunder.

7.7 Settlements. Enter into any transaction that materially and adversely affects the collateral referenced herein or the Borrower’s ability to repay the Loan other than in the normal course of business.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) hereunder:

(a) Any representation or warranty made in this Loan Agreement or in any report, certificate, financial statement or other instrument furnished in connection herewith at any time shall prove to be false or misleading in any material respect as of the time when made;

(b) In the event any payment of principal, interest or other monetary obligation is not made within ten (10) days after the date when due under the Loan;

(c) Default with respect to any material obligation for borrowed money or otherwise of the Borrower if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such indebtedness to become due prior to its stated maturity, or such material indebtedness shall not be paid as and when due and payable (in each case, giving effect to any applicable grace periods);

(d) Default in the due observance or performance of any covenant, condition or agreement contained in Sections 6 and 7 of this Loan Agreement; and such default shall not be cured within 15 days after the earlier of knowledge thereof by an officer of the Borrower, or after written notice of the default is delivered by the Bank, but if the default is subject to cure and the cure is being diligently pursued by appropriate means at the end of such 15 days, then Borrower shall have an additional 15 days thereafter to complete the cure;

(e) Default in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Loan Agreement, and such default shall not be cured within 15 days after the earlier of knowledge there of by an officer of the Borrower, or after written notice of the default is delivered by the Bank, but if the default is subject to cure and the cure is being diligently pursued by appropriate means at the end of such 15 days, then Borrower shall have an additional 15 days thereafter to complete the cure;

(f) Any Borrower shall (1) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against any of them in which an order for relief is entered or which remains undismissed for a period thirty (30) days or more; any Borrower, by any act or omission, shall indicate consent to, approval of or fail to timely object to, any such petition, application or proceeding or order for relief or for the appointment of a custodian, receiver or any trustee or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; (2) generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; (3) have concealed, removed, or permitted to be concealed or removed, any part of its properties or assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while solvent, any creditor to obtain a lien upon any Collateral, through legal proceedings or distraint, which is not vacated or “bonded off” within ten (10) days from the date thereof; or (4) be “insolvent” as such term is defined in the Bankruptcy Code, 11 U.S.C. §101(31).

8.2 Default Rate. From and after the occurrence of an Event of Default, the Loan shall accrue interest at the Default Rate.

SECTION 9. REMEDIES

From and after the occurrence of an Event of Default:

9.1 Termination of Advances and Acceleration. Bank may, at its sole option cease making Advances under this Loan Agreement and/or declare the principal of and interest on the Loan and all other obligations due by Borrower hereunder to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Loan Agreement to the contrary notwithstanding, and all amounts hereunder shall then be immediately due and payable.

9.2 Collateral. With respect to the Collateral, Bank may:

(a) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Bank shall give notice of the disposition of the Collateral as follows:

(1) Bank shall give Borrower notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

(2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 10 below, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market; provided, however, that Bank may credit bid and purchase the Collateral at any public sale.

(b) Bank may seek the appointment of a receiver or keeper to take possession and operate, as applicable all or any portion of the Collateral, and to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(c) Bank shall have all other rights and remedies available to it at law or in equity pursuant to any other loan documents execution in connection herewith. The rights and remedies of Bank hereunder shall be cumulative, and not exclusive. The exercise of one or more such remedies shall not preclude or prevent Bank from, at the same time, or at any other time, resorting to or exercising the same or other rights, powers, privileges or remedies herein granted to it or to which it might otherwise legally resort.

9.3 Application of Proceeds Upon Disposition of Collateral. Apply, at Bank’s option, the proceeds of any sale of the Collateral as well as all sums received or collected by Bank from or on account of such Collateral and/or additional or substitute collateral to (a) the payment of reasonable expenses incurred or paid by Bank in connection with any sale, transfer or delivery of the Collateral and/or such additional or substitute collateral, and (b) the payment of the obligations or any part thereof, all in such order or manner as Bank in its sole discretion may determine, irrespective of the date of maturity. All acts done or to be done by Bank in conformity with the powers herein granted are hereby ratified and confirmed by Borrower. Borrower agrees to pay to Bank any deficiency in the event the proceeds of any foreclosure sale of the Collateral are insufficient to satisfy the Loan obligations in full and Bank shall have the right to sue Borrower for such deficiency.

9.4 Right to Income. Unless such Event of Default is waived in writing by Bank, Bank may, at its sole discretion, collect, receive and receipt for all income, interest, earnings or profits (including any dividends) now or hereafter payable upon or on account of the Collateral without any responsibility however for its failure to do so. The sums or property so collected or received by Bank on account of the Collateral, and pursuant to this Section, shall be held and retained by Bank as further security for the Obligations and shall be deemed automatically to be Collateral under this Loan Agreement.

9.5 Cash Collateralization of Letters of Credit. Bank may, irrespective of whether it is taking any of the actions described in this Section or otherwise, make demand upon Borrower to, and forthwith upon such demand Borrower will, pay to Bank in same-day funds, for deposit in such account as Bank shall specify (the “L/C Cash Collateral Account”), an amount equal to 105% of the Letter of Credit Obligations then outstanding. The L/C Cash Collateral Account shall be in the name and under the sole dominion and control of Bank. Bank shall have no obligation to invest any amounts on deposit in the L/C Cash Collateral Account. Borrower grants to Bank, a lien on and security interest in the L/C Cash Collateral Account and all amounts on deposit therein as collateral security for the performance of its obligations under this Loan Agreement and the other loan documents. Bank shall have all rights and remedies available to it under applicable law with respect to the L/C Cash Collateral Account and all amounts on deposit therein.

9.6 Right to Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, Bank is hereby authorized by Borrower at any time or from time to time, after the occurrence of an Event of Default, without notice to Borrower, or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by Bank, its branches, subsidiaries or affiliates, for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to Bank under this Loan Agreement and any other loan document, including, but not limited to, all claims of any nature or description arising out of or connected with this Loan Agreement or any other loan document, irrespective of whether or not: (a) Bank shall have made any demand hereunder; or (b) Bank shall have declared the principal of and interest on the Loan and the Loan Agreement and other amounts due hereunder to be due and payable.

9.7 Bank’s Liability for Collateral. Borrower hereby agrees that so long as Bank complies with its obligations, if any, under the Uniform Commercial Code as in effect from time to time in the State of Florida, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral, (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (c) any diminution in the value thereof, (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other persons, and all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

SECTION 10. NOTICES

All notices, requests, demands or other communications to or from the parties hereto shall be deemed to have been duly given and made: (a) in the case of a letter sent other than by mail, when the letter is delivered to the party to whom it is addressed; (b) in the case of a telegram or facsimile document, when the telegram or facsimile is sent; (c) in the case of a letter sent by mail, three (3) days from the day on which the letter is deposited in a United States post office, certified mail, return receipt requested, and addressed as follows:

If to any Borrower:	DEER VALLEY HOMEBUILDERS, INC. Attention: Joel S. Logan, II, President 205 Carriage Street Guin, Alabama 35563

with a copy to:	BUSH ROSS, P.A. Attention: Brent A. Jones 220 S. Franklin Street Tampa, Florida 33602

If to the Bank:	FIFTH THIRD BANK Attention: Chad Loar, Vice President 201 East Kennedy Blvd., Suite 1800 Tampa, Florida 33602

with a copy to:	FISHER & SAULS, P.A. Attention: Kenneth E. Thornton 100 Second Avenue South, Suite 701 St. Petersburg, Florida 33701

SECTION 11. MISCELLANEOUS

11.1 Costs. The Borrower hereby agrees to pay to the Bank all costs and expenses of every kind and description incurred by the Bank in connection with the enforcement and protection in any legal or equitable proceeding of the rights of the Bank in connection with this Loan Agreement, and in connection with any action or claim under this Loan Agreement, or in any wise related thereto, including, without limitation, the reasonable fees and disbursements of counsel to the Bank. In the event of litigation arising out of or related to this agreement, the prevailing party shall be entitled to reasonable fees and costs of its counsel.

11.2 Severability. The provisions of this Loan Agreement are severable, and if any provision hereof shall be held by any court of competent jurisdiction to be unenforceable, such holding shall not affect or impair any other provision hereof.

11.3 GOVERNING LAW. THIS LOAN AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

11.4 Indemnity. Borrower agrees to indemnify and hold harmless Bank and each of its affiliates, employees, representatives, officers, directors, agents and attorneys (any of the foregoing shall be an “Indemnitee”) from and against any and all claims, liabilities, losses, damages, actions, investigations, proceedings, attorneys’ fees and expenses (as such fees and expenses are incurred and irrespective of whether suit is brought) and demands by any party, including the costs of investigating and defending such claims, actions, investigations or proceedings, and the costs of answering any discovery served in connection therewith, whether or not Borrower or the person seeking indemnification is the prevailing party and whether or not the person seeking indemnification is a party to any such action or proceeding (a) resulting from any breach or alleged breach by Borrower of any representations or warranties made hereunder, or (b) arising out of (1) the Loan or otherwise under this Loan Agreement, including the use of the proceeds of the Loan hereunder in any fashion by Borrower or the performance of its obligations under the loan documents by Borrower, (2) allegations of any participation by Bank in the affairs of Borrower, or allegations that Bank has any joint liability with Borrower for any reason, or (3) any claims against Bank by any shareholder or other investor in or lender to Borrower, by any brokers or finders or investment advisers or investment bankers retained by Borrower or by any other third party, for any reason whatsoever, or (c) in connection with taxes (other than taxes imposed on the overall net income of the Bank), fees, and other charges payable in connection with the Loan, or the execution, delivery, and enforcement of this Loan Agreement, the other loan documents, and any subsequent amendments thereto or waivers of any of the provisions thereof, unless the person seeking indemnification under clause (a), (b) or (c) of this Section, is determined in such case to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order.

11.5 Interpretation. To the extent not otherwise provided for hereby, the course of dealing by and between the Bank and the Borrower shall control in the determination and interpretation of the rights of the parties hereto. Further, to the extent not otherwise provided for hereby nor by or inconsistent with the course of dealing by and between the parties hereto, the usage of trade in transactions substantially similar to the transactions contemplated herein shall control in the determination and interpretation of the rights of the parties hereto.

11.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the obligations by Borrower or the transfer to Bank of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the bankruptcy code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Bank is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Bank is required or elects to repay or restore, and as to all costs, expenses, and reasonable attorneys fees of Bank related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.7 Attorney-in-fact. The Borrower hereby constitute any officer of the Bank as attorney-in-fact, with power to receive and open all mail addressed to them; to endorse their name on any notes, acceptances, checks, drafts, money orders or other evidences of payment or collateral that may come into the Bank’s possession; to sign their name on any invoice or bill of lading relating to any Account Receivable, or on drafts against customers, to send requests for verification of Accounts Receivable to any account debtor and, to do all other acts and things necessary to carry out this Loan Agreement; provided, however, the Bank agrees that it shall not exercise the powers conferred upon in this Section until the occurrence of an Event of Default, or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default. All acts of said attorney or designee are hereby ratified and approved by the Borrower and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, unless said attorney or designee is determined in such case to have acted or failed to act with gross negligence or willful misconduct by an non-appealable judicial order. This power, being coupled with an interest, is irrevocable so long as any obligations, monetary or otherwise, remain, due to the Bank from the Borrower.

11.8 Headings. The name of this Loan Agreement, as well as Section headings used herein, are for conveniences of reference only and are not to affect the construction of, or be taken into consideration in interpreting this Loan Agreement.

11.9 Terms. Any term used herein shall be equally applicable to both the singular and plural forms.

11.10 JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS LOAN AGREEMENT. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE BANK, NOR BANK’S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered as of the day and year first above written.

WITNESSES:	“BORROWER”

DEER VALLEY FINANCIAL CORP.,
a Florida corporation

By:
Signature of Witness	Joel S. Logan, II, as its Vice President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

DEER VALLEY CORPORATION,
a Florida corporation

By:
Signature of Witness	John Steven Lawler, as its Secretary

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

DEER VALLEY HOMEBUILDERS, INC.,
an Alabama corporation

By:
Signature of Witness	Joel S. Logan, II, as its President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

“BANK”

FIFTH THIRD BANK,
a Michigan banking corporation

By:
Signature of Witness	Chad Loar, as its Vice President

Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by Joel S. Logan, II, as Vice President of DEER VALLEY FINANCIAL CORP., a Florida corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by Joel S. Logan, II, as President of DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by John Steven Lawler, as Secretary of DEER VALLEY CORPORATION, a Florida corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of September, 2009, by Chad Loar, as Vice President of FIFTH THIRD BANK, a Michigan banking corporation, on behalf of the Bank.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

ATTACHMENTS:

Exhibit “A” - Borrowing Base Certificate

EXHIBIT “A”

BORROWING BASE CERTIFICATE

$5,000,000.00 RLOC

FIFTH THIRD BANK

201 East Kennedy Blvd., Suite 1800

Tampa, Florida 33602

Pursuant to the Loan and Security Agreement, Borrower hereby certifies, as of the above date, the following:

(A)	Current Value of DVHI Inventory		$

(B)	Less: Ineligibles		$

(C)	Net Amount of DVHI Inventory (A) Less (B)		$

(D)	50% of (C) Not To Exceed $1,500,000.00		$

(E)	Aggregate Amount of DVHI and DVFC Accounts Receivable		$

(F)	Less: Ineligibles

	Accounts over 60 days (30 days past due)	$
	Accounts with 25% aged over 60 days	$
	Accounts with Account Debtors having in excess of 20% of total Eligible A/R (excluding Gov’t Backed Agency A/R)	$
	Other (if applicable)	$
	Total Ineligible	$

(G)	Net Amount of Eligible Accounts Receivable (E) Less (F)		$

(H)	80% of (G)		$

(I)	CURRENT BORROWING BASE: (D) Plus (H)		$

(J)	The aggregate unpaid principal owed to Bank is: Not to exceed maximum loan limit or (I) above		$

(K)	Availability (I) Less (J), Less all issued and outstanding Letters of Credit: Not to exceed the maximum loan limit of $5,000,000.00		$

The undersigned hereby certifies, represents, and warrants to FIFTH THIRD BANK (the “Bank”) as follows:

1. All the representations and warranties contained in the Loan and Security Agreement or in any other related loan document are true and correct on the date hereof.

2. No event of default has occurred, or would result from the advance made in connection herewith, that constitutes an Event of Default under the Loan and Security Agreement or any other related document.

3. The description of Eligible Inventory and Eligible Accounts and the values assigned thereto are true and correct in all material respects (see attached inventory declaration and accounts receivable aging). DVHI is legal owner of the inventory and the accounts receivable as identified above. We further certify that the inventory is in good condition and that storage conditions are safe and satisfactory for this type of inventory.

4. The aggregate unpaid principal balance of the Loan does not exceed the lesser of the $5,000,000.00 (after taking into account issued and outstanding Letters of Credit) Commitment or Borrowing Base.

This shall also certify that, for the month ending             , 200    , the Borrower was in compliance with the following covenants contained in the Loan and Security Agreement between Bank and Borrower dated                     , 2009.

	COVENANT	ACTUAL	COMPLIANCE

1.

Maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00 “Debt Service Coverage Ratio” is (1) (A) Net Income of Borrower, plus (B) Interest Expense, plus (C) Depreciation & Amortization, minus (D) Distributions, minus (E) Extraordinary Income/Non-Recurring Income, divided by (2) (A) Current Portion of Long Term Debt Payments, plus (2) Interest Expense

2.

Maintain a Debt to Tangible Net Worth Ratio of Not More than 3.00 to 1.00 “Debt to Tangible Net Worth Ratio” is: (1) (A) Total Liabilities of Borrower, minus (B) Subordinated Debt, divided by (2) (A) Net Worth, plus (B) Subordinated Debt, plus (C) Intangibles, minus (D) Related Party Receivables

3.	Maintained minimum, unencumbered Liquidity of $2,500,000.

By:	By:

Its:	Its:

Date: , 200	Date: , 200

Exhibit 10.4

REVOLVING CREDIT NOTE

(the “Note”)

$5,000,000.00	Dated: October , 2009

FOR VALUE RECEIVED, the undersigned borrowers, DEER VALLEY FINANCIAL CORP., a Florida corporation, DEER VALLEY CORPORATION, a Florida corporation and DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, jointly and severally (collectively the “Borrower”) promise to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation (the “Lender”), at 201 E. Kennedy Boulevard, Suite 1800, Tampa, Florida 33602, or at such other place as Lender may from time to time designate in writing, with payment due as provided herein and in the Revolving Credit Loan and Security Agreement of even date herewith (the “Credit Agreement”), the principal sum not to exceed $5,000,000.00, or so much thereof as has been disbursed for advances hereunder.

The Interest Rate shall be a variable rate at 250 basis points (2.50%) above the One-Month “LIBOR-Index Rate”, and shall be adjusted every month on each Interest Rate Determination Date with all such interest rate terms defined as set forth in “ADDENDUM A” attached hereto and made a part hereof.

Principal and interest shall be due and payable as follows:

(a) To the extent accrued, interest only, as stated above, shall be payable monthly commencing October 1, 2009, and continuing on the same day of each month thereafter on the principal outstanding from time to time until the loan maturity date at which time the outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

(b) The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) until this Note is terminated. At no time, however, shall the principal balance outstanding hereunder exceed $5,000,000.00.

If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Florida, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at contract rate of interest during such extension.

As provided in the Credit Agreement, the Note is to be utilized by Borrower on a revolving credit basis for acquisition of complimentary businesses, short-term working capital needs, short term financing for the sale of retail units, as well as a Letter of Credit facility utilized to support letters of credit issued by Lender for the benefit of Borrower.

This Loan facility matures two (2) years from the date hereof. If any letters of credit supported by this Loan facility are redeemed, the amount so redeemed is due on demand in accordance with the Credit Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement or in any other document or instrument delivered in connection therewith and following notice and the expiration of all cure periods (if any), all amounts then remaining unpaid on this Note may be declared to be immediately due and payable. Advances under this Note shall be requested by Borrower and evidenced as a debit to Borrower’s loan account.

Borrower may repay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Lender’s option first be applied to late charges, then to accrued interest, then to principal. Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Lender to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

In the event that any payment of principal or interest is not made within ten (10) days after the date when due hereunder, it is hereby agreed that the Lender shall have the option of collecting five percent (5%) of the amount of each such delinquent payment; provided, however, such late fee shall not apply to the lump sum payment of the principal on the Maturity Date or the lump sum payment of principal upon acceleration. Said late charge and/or interest shall be immediately due and payable in full on demand by the Lender.

The “Default Interest Rate” shall be five percent (5%) per annum above the contract interest rate set forth above, but not exceeding 18% per annum. Upon default, the Default Interest Rate shall commence upon written notice to Borrower. Upon a failure by Borrower to repay principal upon demand by Lender made not less than ten (10) days after the date due hereunder, Lender may declare the entire principal and interest then remaining unpaid to be immediately due and payable without further notice or demand, and the entire unpaid principal balance shall bear interest at the “Default Interest Rate”. In addition to the rights described in this paragraph, Lender shall have the right to exercise all other rights or remedies provided by law or at equity and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Lender. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

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The terms and provisions of this Note are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that after default the maximum rate of interest charged under this Note not exceed the rate allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the “Maximum Rate”).

In no event shall Lender have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Lender which would result in the rate of interest being charged or collected by the Lender being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Lender exceed the Maximum Rate (hereinafter called the “excess sum”) shall be credited as a payment of principal. If Borrower notifies Lender in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Lender during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Lender.

Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof, to the extent of such liability, hereby agree to pay all costs of collection, including reasonable attorneys’ fees and costs (including charges for paralegals and others working under the direction or supervision of Lender’s attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditor’s proceedings or otherwise.

Borrower authorizes Lender, from time to time, to debit any account that Borrower may have with Lender in the name of Borrower, for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Lender and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof. Borrower shall have no right of setoff against the Lender under this Note or any instrument securing this Note.

The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of

3

the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver of release of, any subsequent right, remedy or recourse as to a subsequent event.

Borrower, for itself and its successors and assigns, hereby: (a) expressly waives any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) agrees that Lender, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against any Borrower or any other person or party or to attempt to realize on the collateral for this Note.

BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF LENDER’S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER’S BEHALF.

Borrower acknowledges that the above paragraph has been expressly bargained for by Lender as part of the loan evidenced hereby and that, but for Borrower’s agreement and the agreement of any other person liable for payment hereof, Lender would not have extended the loan for the term and with the interest rate provided herein.

If more than one party shall execute this Note, the term “Borrower”, as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed in its name on the day and year first above written.

THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

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“BORROWER”

DEER VALLEY FINANCIAL CORP., a Florida corporation

By:
Joel S. Logan, II, as its Vice President

(CORPORATE SEAL)

DEER VALLEY CORPORATION, a Florida corporation

By:
John Steven Lawler, as its Secretary

(CORPORATE SEAL)

DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation

By:
Joel S. Logan, II, as its President

(CORPORATE SEAL)

5

Addendum A to Note

LIBOR Index Rate

SECTION 1

Definitions. As used in this Addendum, the following terms shall have the meanings set forth below:

“Bank” shall mean Fifth Third Bank and its successors and assigns.

“Borrower” shall collectively and individually refer to the maker of the attached note dated effective September     , 2009 (“Note”). The terms of this Addendum are hereby incorporated into the Note and in the event of any conflict between the terms of the Note and the terms of this Addendum, the terms of this Addendum shall control.

“Business Day” shall mean, with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Inter-Bank Market.

“Interest Period” shall mean a period of one (1) month, provided that (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the maturity date of the Note.

“Interest Rate Determination Date” shall mean the date the Note is initially funded and the first Business Day of each calendar month thereafter.

“LIBOR Rate” shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

(i) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Bank, that displays British Bankers’ Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 A.M. (London, England time) two (2) Business Days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by the Bank to be the rate at which U.S. dollar deposits for the Interest Period, are offered to the Bank in the London Inter-Bank Market as of 11:00 A.M. (London, England time), on the day which is two (2) Business Days prior to the Interest Rate Determination Date, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Bank is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of

6

Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Prime Rate” shall mean the publicly announced prime lending rate of the Bank from time to time in effect, which rate may not be the lowest or best lending rate made available by the Bank or, if the Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland, “Prime Rate” shall mean the Wall Street Journal Prime Rate, which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal from time to time.

SECTION 2

Interest. The Borrower shall pay interest upon the unpaid principal balance of the Note at the LIBOR Rate plus the margin provided in the Note (which principal balance shall not include the Letter of Credit Obligations until such Letter of Credit Obligations are drawn upon and honored by the Bank, and remain unreimbursed by Borrower). Interest shall be due and payable as provided in the Note and shall be calculated on the basis of a 360 day year and the actual number of days elapsed. The interest rate shall remain fixed during each month based upon the interest rate established pursuant to this Addendum on the applicable Interest Rate Determination Date.

SECTION 3

Additional Costs. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of any amounts payable by the Borrower hereunder (other than taxes imposed on the overall net income of the Bank) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to the Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Note or to reduce any amount receivable by the Bank hereunder, and the Bank determines that such increased costs or reduction in amount receivable was attributable to the LIBOR Rate basis used to establish the interest rate hereunder, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased costs (the “Additional Costs””). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower by the Bank, shall be conclusive and binding in the absence of manifest error.

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SECTION 4

Unavailability Of Dollar Deposits. If the Bank determines in its sole discretion at any time (the “Determination Date”) that it can no longer make, fund or maintain LIBOR based loans for any reason, including without limitation illegality, or the LIBOR Rate cannot be ascertained or does not accurately reflect the Bank’s cost of funds, or the Bank would be subject to Additional Costs that cannot be recovered from the Borrower, then the Bank will notify the Borrower and thereafter will have no obligation to make, fund or maintain LIBOR based loans. Upon such Determination Date the Note will be converted to a variable rate loan based upon the Prime Rate. Thereafter the interest rate on the Note shall adjust simultaneously with any fluctuation in the Prime Rate.

“BORROWER”

DEER VALLEY FINANCIAL CORP., a Florida corporation

By:
Joel S. Logan, II, as its Vice President

(CORPORATE SEAL)

DEER VALLEY CORPORATION, a Florida corporation

By:
John Steven Lawler, as its Secretary

(CORPORATE SEAL)

DEER VALLEY HOMEBUILDERS, INC., a Florida corporation

By:
Joel S. Logan, II, as its President

(CORPORATE SEAL)

8